As filed with the Securities and Exchange Commission on

Registration No. 333-104132

Securities and Exchange Commission

Washington, D.C. 20549

Form SB2/A

POST EFFECTIVE AMENDMENT NO. 1

Registration Statement under

the Securities Act of 1933

Benacquista Galleries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada 71-0928242 (State or other jurisdiction of (I.R.S. Employer Incorporation or organization) Identification Number)

5990

(Primary Standard Industrial

(Classification Code Number)

15208 Jarrettsville Pike

Monkton, Maryland 21111

(410) 303-9879  (410) 321-1799 Fax

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James Price

15208 Jarrettsville Pike

Monkton, Maryland 21111

(410) 303-9879  (410) 321-1799 Fax

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

With a copy to:

Jonathan Dariyanani, Esq.

1329 Clay Street, Suite 300

San Francisco, CA 94109

(415)699-7121 Tel

(415) 358-5548 Fax

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

Concluding date of the offering:            August 31, 2005 (5)

If this form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [  ].

If this form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [  ].

If this form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [  ].

If delivery of the prospectus is expected to be made under Rule 434, please check the following box [].

If this form is filed to register securities for an offering to be made on a continuous or delayed basis in the future under Rule 415, please check the following box [X].

Title of
Each Class
of
Securities	Amount to	Proposed Maximum	Proposed Maximum	Amount of
to be	be	Offering Price	Aggregate	Registration
Registered	Registered (3)	per Share	Offering Price (4)	fee

Common stock	1,004,100 (1)	$1.00	$1,004,100	$127.22
$0.001 par value

Common stock	1,000,000 (2)	$1.00 (2)	$1,000,000	$126.70
$0.001 par value
issuable upon exercise
of warrants

Total:	2,004,100			$253.92

(1) Represents currently outstanding shares held by the selling stockholders named in this prospectus.

(2) Represents common shares which are issuable upon exercise of the warrant at $1.00 per share issued to XCL Partners, Inc. XCL Partners received the warrant in exchange for conducting due diligence of Benacquista on a discretionary basis and for considering Benacquista as a possible future investment. Although the warrant has no current value, XCL Partners may perform due diligence in the future. However, they are under no legal obligation to do so. If they do perform due diligence, the estimated value of this service would be worth $1,000.  XCL Partners has distributed 450,000 of these warrants to Emerald Resource Group, Inc. and 450,000 of these warrants to Chesapeake Group IR, Inc.

(3) The number of shares being registered represents our good faith estimate of the maximum number of shares we may issue upon exercise of common stock purchase warrants to purchase common stock. The actual number of shares of common stock received upon exercise of the warrants may vary from this number. In addition to the shares set forth in the table, the amount of shares to be registered under this registration statement includes an indeterminate number of shares issuable upon exercise of warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(4) Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(o) of the Securities Act of 1933. The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting according to such Section 8(a), may determine.

(5) This deadline may be extended by our board of directors for up to 90 days.

Prospectus (subject to completion)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Issued [to be dated upon printing of prospectus] 2005

2,004,100 Shares of Common Stock

BENACQUISTA GALLERIES, INC.

COMMON STOCK

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus relates to the resale by the selling stockholders of up to 2,004,100 shares of our common stock at a price of $1.00 per share, including up to 1,000,000 issuable upon the exercise of the common stock purchase warrants. Our selling stockholders named in this prospectus will sell their shares of issued common stock and issuable stock upon exercise of the warrants at a fixed price of $1.00 per share until the completion of the offering. No public market currently exists for any of our securities. No arrangements have been made to place funds in escrow, trust or any similar account. Although the selling stockholder may exercise the warrant at any time,there are no agreements or legal obligations to that effect.

The offering of up to 2,004,100 shares by the selling stockholders could have a substantial negative effect on the price of Benacquista shares. To our knowledge, the selling stockholders have no arrangement with any brokerage firm for the sale of the Shares. The selling stockholder may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

This is a highly risky investment.

We have described these risks under the Caption "Risk Factors" beginning on page

8. These securities are not listed on any national securities exchange or the NASDAQ Stock Market.

The offerings by the selling stockholders will commence promptly after the effectiveness of this registration statement. The offerings will terminate no later than August 31, 2005.  This termination may be extended for up to 90 days with permission of our board of directors.

Table of contents Page

Inside front and outside back cover pages of prospectus                        3

Summary information risk factors                                               5

Risk Factors                                                                   9

Use of proceeds                                                               14

Determination of offering price                                               14

Plan of distribution                                                          15

Selling security holders                                                      16

Legal proceedings                                                             22

Directors, executive officers, promoters and control persons                  22

Executive compensation                                                        23

Security ownership of certain beneficial owners and management                24

Description of securities                                                     25

Interest of named experts and counsel                                         26

Changes in and disagreements with accountants on accounting                   26

and financial disclosure

Disclosure of commission position on indemnification for                      27

securities act liabilities

Description of business                                                       27

Plan of operation                                                             33

Description of property                                                       39

Certain relationships and related transactions                                39

Market for common equity and related stockholder matters                      40

Financial statements                                                          42

Summary information and risk factors

Our selling stockholders are offering shares for sale at a price of $1.00 per share. The offering of up to 2,004,100 shares by the selling stockholders could have a substantial negative effect on the price of Benacquista shares. It is substantially certain that this will have a negative effect on the price of Benacquista shares and may make it difficult for purchasers of the shares to resell the shares at a profit or at all. There is no arrangement to address this possible negative effect and Benacquista has not put any restrictions whatsoever on sales by the selling stockholders in order to address the effect of the selling stockholders sales on the price of Benacquista stock.

Prospectus summary

You should read the following summary together with the more detailed information regarding Benacquista Galleries and the common stock being sold in this offering and our financial statements and notes appearing elsewhere in this prospectus.

Benacquista Galleries, Inc.

Principal Executive Offices

15208 Jarrettsville Pike

Monkton, Maryland 21111

(410) 303-9879

www.benacquistagalleries.com

Benacquista Galleries, Inc. is a development stage company that was organized under Nevada law on January 17, 2003. We presently have no operations or customers. We intend to engage in the business of providing original works of art, lithographs, serigraphs, giclees, prints and sculpture to art collectors and art investors. Except for a small number of paintings purchased from our Chief Executive Officer, James Price, we have no art currently in inventory and intend to acquire art as funding and market conditions permit. We purchased 43 original works of art and 3 lithographs from our chief executive officer, including oil paintings, bronze and ceramic sculptures, drawings, mixed media, drawings, serigraphs and acrylics. We intend to market and distribute art via the Internet and a chain of galleries. Currently, we have set up an interim website with limited Internet sales capability and a description of our business plan. We hope we may draw some initial revenues through this basic website before we market our art through a full auction and e-commerce website. We have not yet opened any galleries; however, we are in the process of researching our first gallery location that will fit within our current budget constraints. To date, we have derived very limited revenue on our site from the sale of artwork currently in our inventory.

Key Terms of the Offering

We are registering 2,004,100 shares for sale by certain selling stockholders at a price of $1.00 per share. The selling stockholders are offering for sale 1,004,100 shares of our common stock that they hold, and up to 1,000,000 shares that may be issued to them upon the exercise of a warrant. We will not receive any of the proceeds of any of the sales of the shares by the selling stockholders; however, we may receive up to $1,000,000 in proceeds from XCL Partners and the other warrant holders upon the exercise of the warrant. James Price, our Chief Executive Officer, is paying the expenses for the registration of the shares by the selling stockholders of the issued common stock. He is also paying the expenses for the registration of the shares that underlie the warrant under the "piggyback" registration right provision of the warrant agreement dated January 2003. Mr. Price may be reimbursed for these expenses by us under certain circumstances. The selling stockholders will distribute their shares directly to individual purchasers or through a broker dealer or they will offer their shares for sale on the over the counter bulletin board market.

We are not conducting a primary offering because we are unable to secure an underwriter at present for the offering and have not been able to determine a method to conduct a direct placement of our shares to the public that would conform with applicable legal requirements in the absence of an underwriter.

The selling stockholders are increasing the amount of available shares for purchase by the public. It is substantially certain that this will have a negative effect on the price of Benacquista shares and may make it difficult for purchasers of the shares to resell the shares at a profit or at all. There is no arrangement to address this possible negative effect and Benacquista has not put any restrictions whatsoever on sales by the selling stockholders in order to address the effect of the selling stockholder sales on the price of Benacquista stock.

The maximum number of shares offered by this prospectus represents 18.2% of the total common stock outstanding as of March 31, 2005 plus the 1,000,000 shares issuable upon exercise of the warrant.

Common stock offered by selling shareholders           2,004,100 shares

Common stock to be outstanding after the offering      10,000,000 shares (The number of common shares outstanding does not include

                                                       1,000,000 shares included in this prospectus that are issuable only upon the exercise of the warrant.)

Use of proceeds . . . . . . . . . . . . . . . . . .    We will receive no proceeds from the sale of any of our common stock by the

                                                       Selling Stockholders. We may receive the proceeds from the Selling

                                                       Stockholders' exercise of the warrant. If received, those proceeds will be used for general corporate purposes, including working capital, development of our website, the opening of our first gallery, staffing, advertising,

                                                       marketing and sales expenses.

OTC Bulletin Board . . . . . . . . . . . . . . . . .   Not Listed

The foregoing information is based on the number of shares of common stock outstanding as of March 31, 2005.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Plan of Operation" and the Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period from inception to March 31, 2005 and the balance sheet data at March 31, 2005 come from Benacquista galleries unaudited Financial Statements included elsewhere in this Prospectus. The statement of operations data for the period from inception to March 31, 2005 come from Benacquista Galleries unaudited financial statements for that period, which are included in this Prospectus. These statements include all adjustments that Benacquista Galleries considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended March 31, 2005 do not necessarily indicate the results to be expected for any future period.

BALANCE SHEET DATA:

BENACQUISTA GALLERIES INC.
(A Development Stage Enterprise)
CONDENSED BALANCE SHEET
(UNAUDITED)

	March 31,	September 30,
	2005	2004
	(unaudited)
ASSETS
Current Assets
Cash	$ -	$ 30,302
Inventory	826,127	826,127
Total Current Assets	826,127	856,429
Total Assets	$ 826,127	$ 856,429

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Bank Overdraft	$ 3,778	$ -
Accounts payable	-	713
Accrued interest	93,397	71,843
Payable to related party	500	-
Note payable to related party	862,127	862,127
Total Liabilities	959,802	934,683

Stockholders' Deficit
Common stock - $0.001 par value; 50,000,000 shares authorized;
10,000,000 shares issued and outstanding, respectively	10,000	10,000
Additional paid-in capital	74,460	74,460
Deficit accumulated during the development stage	(218,135)	(162,714)
Total Stockholders' Deficit	(133,675)	(78,254)
Total Liabilities and Stockholders' Deficit	$ 826,127	$ 856,429

STATEMENT OF OPERATIONS DATA:

BENACQUISTA GALLERIES INC.
(A Development Stage Enterprise)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
					Cumulative
					January 17,
					2003 (Date of
					Inception)
					through
	For the Three Months Ended		For the Six Months Ended March 31,		March 31,
	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004	2005
Revenue	$ -	$ -	$ -	$ -	$ 30,000
Cost of Goods Sold	-	-	-	-	36,000
Gross Margin	-	-	-	-	(6,000)
General and administrative expense	24,074	24,311	33,867	34,104	118,737
Interest expense	10,777	10,777	21,554	21,553	93,398
Net Loss	$ 34,851	$ 35,088	$ 55,421	$ 55,657	$ 218,135

Basic and Diluted Loss per Share	$ 0.003	$ 0.004	$ 0.006	$ 0.006
Weighted Average Number
of Shares Outstanding	10,000,000	10,000,000	10,000,000	10,000,000

Risk factors

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Risks and uncertainties, in addition to those we describe below, that are not presently known to us, or that we currently believe are immaterial may also impair our business operations. If any of the following risks occur, our business could be harmed, the price of our common stock could decline and you may lose all or part of your investment.

Risks related to our business

Securing artists under contract, which we have not done to date, is critical to our ability to have art for sale on the Internet or in our galleries.

Securing one or more artists under contract to sell their works through us involves a number of important steps:

— Establishing sufficient brand recognition to attract the attention of artists;

— Offering sufficient financial incentives and marketing resources as to attract appropriate artists;

— Successfully contracting with and keeping under contract appropriate artists together with their significant works

Identifying and contracting with appropriate artists involves the successful execution of the above steps, which requires capital and human resources. We have not made any efforts to put artists under contract to date. We may not have sufficient capital or human resources to successfully accomplish these steps. If we fail to identify, contract with and retain appropriate artists, we will not have a successful product offering and will not attract customers, without whom we will not derive revenues and will be unable to continue operations.

We must build a website and retail gallery in order to be able to sell art to the public or we will not be able to derive any revenue.

In order to establish these venues to market works of art we must establish;

— An Internet website highlighting all of our contracted artists and their works for sale;

— E-commerce capability on our Internet website so that we can sell art directly to on-line customers for delivery to their homes or offices;

— Retail galleries in leased locations which are appropriate to the demographics of our customers.

All of these projects are in the early stages of development and require substantial time and resources to complete. All that we have accomplished to date on our website is to launch our basic interim website, which features our current art inventory. We hope this website can generate sufficient capital to develop our planned auction and e-commerce website. In addition, we may sell our art inventory through other means in order to raise the necessary capital. This may include selling our art on eBay or through other galleries. Although we are in negotiations with other galleries, we currently do not have any preliminary agreement with any gallery. In addition, we currently do not have the funds to open a retail gallery.

We do not currently have the resources or staff to complete all of the projects listed above and may not develop the technical, financial or human resources to complete these projects. Without completing these projects successfully, we will not have a mechanism for revenue and we will therefore not derive any revenue. Without revenue, we will quickly consume our available cash and may be forced to cease operations.

Our Initial Reliance on the limited features of a $1000 website could result in an unsatisfactory customer experience and failure of our e-commerce model.

Due to funding constraints, we have deployed an initial website for approximately $1000. This website is not interactive, nor does it have dynamic pages, nor does it give customers the ability to understand what any eventual full service website might be like. We risk alienating potential customers with this low cost site and will not be able to develop or test our contemplated business model until the site is upgraded. Our customers may be frustrated with the lack of features on our site and may decide permanently to take their business elsewhere. This could result in a failure of our ecommerce model, even if we were to upgrade the site at a later date.

We need $100,000 to commence our plan of operations. Without these funds, our limited contingency plan for sale of the art may fail. We may therefore never be able to commence operations.

We require $100,000 to commence our plan of operations. There can be no assurance that this offering will produce those proceeds or that we will derive the proceeds through any other mechanism. We have a contingency plan to sell our inventory of art on our interim website, on eBay or at auction. We may not be successful at selling our inventory through any of these mechanisms. It is difficult to drive traffic to a website without spending money on internet or other marketing. Even if potential customers visit the website, they may not buy art. No assurance can be given that anyone will buy the art on eBay or at auction. If we do not raise the proceeds or sell our art in inventory, we will not be able to commence operations and we will fail, resulting in a total loss of investment.

We have never sold any art and may never be able to do so profitably. Our failure to sell art profitably will drain available cash and eventually force us to cease operations.

We have only been in business since January 17, 2003. There is no meaningful historical data for an investor to evaluate. As of March 31, 2005 we had $826,127 in assets and $959,802 in liabilities. We had no available cash as of March 31, 2005. We have derived very limited revenues and no profits. The revenue and income potential of our business and the market for on-line sales of artwork has to be proven. We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets. We intend to make significant investments in our infrastructure, website and galleries. As a result, we have a net loss from operations since inception and may not be able to reach or sustain profitability in the future. If we fail to become profitable, we will be forced to cease operations.

Failure to develop the audience or to convert the audience to purchasers will result in insufficient sales and revenue and we may not be able to sustain operations.

We expect that many of the same factors that will influence potential purchasers to visit our retail or on-line galleries will also control their purchasing. We may not be successful in achieving either of these ends without being able to:

— Drive collectors and investors to our galleries and to an auction and e-commerce Internet site which we plan to build;

— Sign kinds of artists and works under contract that will appeal to our customer demographic, both on-line customers and retail storefront customers;

— Establish and enhance our infrastructure to handle a large amount of artists and their artwork;

— Continue to research and develop precise locations for our galleries;

— Diversify our product offerings to appeal to a more diverse range of art collectors and investors.

Our investment in these programs will require substantial amounts of cash, which may not be available. Such expenditures will affect adversely our short-term profitability. In the interim when funds are low, we have developed a scaled-down version of our planned Internet site. We may fail to successfully implement these programs or otherwise fail to develop a qualified audience of purchasers. Such a failure would impact revenues adversely, and cause our business to suffer. Without sufficient revenues, we will be unable to fund our ongoing operations and would have to cease operations.

We may not be able to compete effectively against dominant companies in the art gallery or the on-line art sales business because we lack the equipment, staff, strategic alliances and experience.

There are numerous, well-financed competitors who offer artwork for sale through galleries and/or web sites which will directly compete with Benacquista for new artists, art collectors and art investors. Several competitors have larger staffs, more resources, more strategic alliances, more sophisticated equipment and more experience in the field of providing collectable artwork and accessories to the public than Benacquista Galleries does. These competitors include:

— P and C Art

— Herndon Galleries

— Galleria De Sorrento

— Art.com

— Artvest.com

We have not demonstrated that we can compete successfully against these competitors and we may not be able to in the future. If we are unable to effectively compete in the art industry, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail.

If Sole Officer and Director James Price leaves prior to securing a replacement, the company will be left without management or employees and its business operations would cease.

Our sole director, chief executive officer and sole employee, James Price, is entirely responsible for the development and execution of our business. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason before we have hired additional personnel, we will fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop the body of artists, complete the website and secure retail gallery space for us. We will fail without Mr. Price or an appropriate replacement.

Conflicts of interest exist between Mr. Price's role as CEO of Benacquista and other business interests which may result in self-dealing and diminished corporate opportunities.

Although Mr. Price's outside business interests do not concern art, there could arise a conflict with respect to potential financing partners, employees or strategic partners, retail space, or service providers of Benacquista and Mr. Price's outside business ventures. Mr. Price is also the Chief Executive Officer of Wine Purveyors International, Inc., a Nevada development stage company with plans to sell wine over the Internet and in retail locations. Wine Purveyors has also filed a registration statement on Form SB-2 with the SEC. Mr. Price may have conflicts between his duties to Benacquista and to Wine Purveyors related to potential investors, potential retail spaces, website contractors, his own time and attention, employees and sales people, among other conflicts. There can be no assurance that Mr. Price will resolve these conflicts in a way that is satisfactory for the shareholders of Benacquista. Mr. Price currently spends 10-20 hours per week on business matters related to Benacquista. He currently spends 10-20 hours per week on Wine Purveyors and spends 10-20 hours per week on Aero Financial, his consulting business. It is not anticipated that Mr. Price will materially increase his work hours at Benacquista. It is possible that Mr. Price's outside business interests and his lack of full-time commitment to Benacquista may materially damage our financial prospects and prospects for commercial success with our product offering.

Mr. Price has no prior experience in running an art gallery or an internet business and therefore may not be able to successfully manage the development or growth of Benacquista in either field.

Mr. Price has no experience in running an art gallery or an internet business. Additionally, Mr. Price has no experience in running or being involved in a retail business of any kind. Although Mr. Price has some limited experience in purchasing art on the open market, this experience may not be useful in purchasing art for the retail market. Both the retail art and internet business present serious managerial and operational challenges. Mr. Price's inexperience may cause us to make serious mistakes in the development or implementation of our business plan which could make it impossible for us to profitably purchase and offer art for sale, either in galleries or on the Internet. He may be unable to develop or grow a business in this field due to his inexperience.

Risks related to this offering

Unrestricted sales of 2,004,100 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares.

Our selling stockholders are offering shares for sale at a price of $1.00 per share.. The offering of 1,004,100 issued shares by the selling stockholders and up to 1,000,000 shares that may be issued to them upon the exercise of warrants could have a substantial negative effect on the price of Benacquista shares. The selling stockholders are increasing the amount of available shares for purchase by the public. It is substantially certain that this will have a negative effect on the price of Benacquista shares and may make it difficult for purchasers of the shares to resell the shares at a profit or at all. There is no arrangement to address this possible negative effect and Benacquista has not put any restrictions whatsoever on sales by the selling stockholders in order to address the effect of the selling stockholder sales on the price of Benacquista stock.

The warrant we have issued may never be exercised, and we may not receive any proceeds to commence operations. Without being able to commence operations, we may not have a means to acquire or sell artwork and would never be operational or profitable, resulting in a total loss of your investment.

We believe that we will have to raise at least $100,000 in proceeds either from the sale of existing artwork that we have on inventory through our interim website or through another gallery or eBay or from the exercise of the warrant registered in this offering to commence operations as currently planned. As we will be spending proceeds of the warrant as they are exercised, we may spend proceeds without being able to complete a viable product offering. If our current warrant holders do not exercise their warrants and we fail to bring in revenues of $100,000, we may fail to commence operations, thus resulting in a total loss of your investment.

Upon the exercise of the warrant, there may be substantial dilution to the warrant holders. The exercise price of $1.00 is substantially higher than the pro forma, net tangible book value per share of our outstanding common stock. The net tangible book value attributable to our shares as of March 31, 2005 was ($133,675), or -$0.0134 per share. Net tangible book value per share of common stock is determined by dividing the number of outstanding shares of common stock into the net tangible book value attributable to our common stock, which is our total tangible assets less our total liabilities. After giving effect to possible exercise of our warrants at a price of $1.00 per share, and after deducting the offering expenses payable, the adjusted net tangible book value attributable to our common stock would have been approximately $918,778, or $0.0835 per share. This represents an immediate increase in net tangible book value of $0.089 per share to the holders of our existing common stock and an immediate dilution of $0.9165 per share to warrant holders purchasing shares of stock at the offering price of $1.00 per share.

As a result, warrant holders will incur immediate dilution of up to $0.9165 per share, assuming common stock is issued upon the exercise of 1,000,000 warrants. This dilution is due in large part to earlier investors in our company having paid substantially less than the exercise price when they purchased their shares. The exercise of outstanding options and warrants and future equity issuances, will result in further dilution to investors.

The following table presents the dilution that can be expected assuming common stock is issued upon the exercise of 25%, 50%, 75% and 100% of the warrants available.

------------- ------------- ----------- -------------- --------------------

Percent Sold  Shares        Price per   Dilution       Net tangible book

                            Share                      value per share

------------- ------------- ----------- -------------- --------------------

------------- ------------- ----------- -------------- --------------------

100           1,000,000     $1.00       0.9235          0.0765

------------- ------------- ----------- -------------- --------------------

------------- ------------- ----------- -------------- --------------------

75            750,000       $1.00       0.9450          0.0550

------------- ------------- ----------- -------------- --------------------

------------- ------------- ----------- -------------- --------------------

50            500,000       $1.00       0.9675          0.0325

------------- ------------- ----------- -------------- --------------------

------------- ------------- ----------- -------------- --------------------

25            250,000       $1.00       0.9911          0.0089

------------- ------------- ----------- -------------- --------------------

Our stock price may experience volatility because of competitive developments and other factors beyond our control, and you may lose all or a part of your investment.

The market prices of stock for companies, which provide artwork, supplies or services particularly following an initial offering, often reach levels that bear no relationship to the past or present operating performance of those companies. These market prices may not be sustainable and may be subject to wide variations. Our stock may be volatile because our shares have not been traded publicly. Following this offering, the market price for our common stock may experience a substantial decline. The price at which shares purchased in the offering can be sold may be substantially lower than the offering price. No public market may develop at all for the shares and you may therefore never be able to sell your shares. The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

– Fluctuations in stock market prices and volumes; particularly among securities of companies that provide E-Commerce related services;

– Discussion of Benacquista Galleries or our stock price in online investor communities such as chat rooms;

– Changes in market valuations of similar companies;

– Announcements by Benacquista or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

– Variations in our quarterly operating results;

– Additions or departures of key personnel.

An active public market for our common stock may not develop or sustain after the offering. We determined the offering price without negotiation and with no reference to established valuation criteria, such as book value. This price may not be indicative of prices that will prevail in the trading market. As a result, you may not be able to sell your shares of common stock at or above the offering price.

We do not plan to pay dividends in the foreseeable future.

We do not anticipate paying cash dividends to our stockholders in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to recover their investment. Investors seeking cash dividends should not purchase our common stock.

Insiders who hold 89.7% of our current outstanding stock have substantial control over Benacquista Galleries that could delay or prevent a beneficial change in corporate control.

We anticipate our chief executive officer and director James Price and entities affiliated with him, in the aggregate, beneficially own approximately 89.7% of our outstanding common stock. The number of common shares outstanding does not include 1,000,000 shares included in this prospectus that are issuable only upon the exercise of the warrants. If these stockholders acted together, they would be able to exercise significant control over all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions, which may have the effect of delaying or preventing a third party from acquiring control over us, even if such a transaction would be beneficial to the shareholders.

The report of our independent auditors expresses substantial doubt about our ability to continue as a going concern. The report of our independent auditors located in this filing indicates a substantial doubt about our ability to continue as a going concern due to lack of sufficient working capital and operating history. Our working capital is severely limited and we have no operating history . We may not have enough working capital to survive or to sustain losses and our business might fail as a result.

Special note regarding forward-looking statements

Some of the statements under "Prospectus summary," "Risk factors," "Plan of operation," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

Use of proceeds

The Offering

Certain shareholders of our common stock will be selling shares in this offering. The proceeds from the sale of shares of our common stock by selling stockholders will be received directly by the selling stockholders. We will receive no proceeds from the sale of the common stock offered by selling stockholders under this prospectus. Mr. James Price has agreed to pay for the cost of registering the shares of common stock in this resale offering, which we estimate to be approximately $25,000. However, Mr. Price may request reimbursement of these registration expenses at such time as the Company has, in the judgment of Mr. Price, sufficient resources to reimburse him. Any proceeds which may be received as a result of the exercise of the warrants will be used for general corporate working capital purposes. There can be no assurance that any portion of the warrant will be exercised by the selling stockholders, that any of the underlying shares of common stock will be sold hereunder, or that we will receive any proceeds from the warrant.

Determination of the offering price

The selling stockholders may offer their stock through privately negotiated transactions at a per share price of $1.00. After our shares are quoted on the OTC Bulletin Board, selling stockholders may sell their shares on the OTC Bulletin Board or in private transactions for $1.00 per share. This price does not bear any relation to traditionally recognized criteria of value, book value, or other objective measure of the value of the shares.

We have arbitrarily determined the offering price of $1.00 per share. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. The price per share in this offering is substantially above its net tangible book value, and we cannot assure you that the price will accurately reflect a market price for the shares. Among factors considered by us in determining the offering price were:

– Estimates of our business potential;

– Our limited financial resources;

– The amount of equity desired to be retained by present stockholders;

– The amount of dilution to the public; and

– The general condition of the securities markets.

Transfer agent and registrar

The company currently acts as its own transfer agent and registrar.

Plan of distribution

Our selling stockholders are offering shares for sale at a fixed price of $1.00 per share until the completion of the offering. The offering of up to 2,004,100 shares by the selling stockholders could have a substantial negative effect on the price of Benacquista shares. The selling stockholders are increasing the amount of available shares for purchase by the public. It is substantially certain that this will have a negative effect on the price of Benacquista shares and may make it difficult for purchasers of the shares to resell the shares at a profit or at all. There is no arrangement to address this possible negative effect and Benacquista has not put any restrictions whatsoever on sales by the selling stockholders in order to address the effect of the selling stockholder sales on the price of Benacquista stock. Issued shares sold by the selling stockholders will be sold at $1.00 per share, and we will not receive any of the proceeds. However, we may receive the exercise price of any shares underlying the warrant that are exercised; however there can be no assurance that the selling stockholder will exercise any portion of the warrant. The selling stockholders may sell their shares in private transactions or on the OTC bulletin board, should our stock be quoted for trading on the OTC bulletin board. The selling stockholders also will not pay for any of the registration expenses, which we have estimated to be around $25,000. Mr. James Price, our sole officer and director has agreed to pay the registration expenses for this resale offering. However, Mr. Price may request reimbursement of these registration expenses at such time as the Company has, in the judgment of Mr. Price, sufficient resources to reimburse him. Mr. Price has agreed to pay such registration expenses orally and there exists no written agreement which obligates him to do so. Mr. Price expects that any amounts he advances to the Company for this purpose will be payable at his demand without interest. There are no other terms to this arrangement.

To our knowledge, the selling stockholders have no arrangement with any brokerage firm for the sale of the Shares. The selling stockholders may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

Sole officer and director James Price is also the sole officer and director of Wine Purveyors International, Inc., a Nevada corporation. Wine Purveyors is also conducting an offering during the same period that Benacquista is conducting its offering under a similar business plan with a similar class of products. It is possible that the offering by Wine Purveyors will dilute the pool of potential investors for Benacquista, thus reducing the amount of proceeds that Benacquista might raise in this offering. In addition, if the Wine Purveyors offering is undersubscribed or otherwise unsuccessful, potential investors may draw negative conclusions about Benacquista due to the similarities between the two companies.

Selling stockholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions at a price of $1.00 per share:

– Transactions in the over-the-counter market;

– Transactions on a stock exchange that lists our common stock; or

– Transactions negotiated between selling stockholders and purchasers, or otherwise.

The selling stockholders may also sell their shares in the states listed above.

Broker-dealers may purchase shares directly from a selling stockholder or sell shares to someone else on behalf of a selling stockholder. Broker-dealers may charge commissions to both selling stockholders selling common stock, and purchasers buying shares sold by a selling stockholder. If a broker buys shares directly from a selling stockholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling stockholder for the resale. To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. We will also file a post-effective amendment to the registration statement to amend the prospectus to disclose pledges, donees, transferees and other successors in interest. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.

Selling stockholders

Many selling stockholders are offering issued common stock. These selling stockholders are friends, social acquaintances, former colleagues, college acquaintances and former clients of Mr. Price. Mr. Price contacted them via telephone, email or mutual acquaintance. None of these individuals were or are business contacts of Global Financial of Bel Aire, Maryland. Mr. Price has not had any affiliation with Global Financial since he left there in 1997. He will not now or in the future solicit clients or business contacts of Global Financial to purchase shares in the company.

These selling stockholders are also shareholders in Wine Purveyors International, Inc., a Nevada corporation with a similar business plan for selling wine through the Internet and at retail which is also conducting an offering of securities during the same time that the present offering is being conducted. James Price is the sole officer and director of both companies.

Although our warrant holders are registering all of the 1,000,000 shares of common stock issuable upon exercise of the warrant that the selling stockholders acquired from the Company in offerings that were exempt from registration under section 4(2) of the Securities Act of 1933 and completed on January 31, 2003, they are under no legal obligation to exercise any shares underlying the warrant.

Selling shareholders

                                                  Percentage

Name and address                    Number of     of shares

of beneficial owner                 shares        beneficially                 Number of       Percentage of

                                    beneficially  owned          Maximum       shares          shares

                                    owned         before         Number of     beneficially    beneficially

                                    before        offering       shares to     owned after     owned after

                                    offering      (%)            be sold       offering        offering (%)

Timothy J. Rieu(1)                  400,000         5.1(2)        500,000       0                 0

3325 Great Valley Drive

West Friendship, MD 21794

David Pieffer                       400,000          4.0          400,000       0                 0

919 Whispering Ridge Lane

Bel Air, MD 21014

David H. Grimm                      200,000          2.0          200,000       0                 0

7 Snowberry Court

Cockeysville, MD 21030

Mohsen Abdoun                           100          0.0              100       0                 0

284 Longhurst Loop

Ocoee, FL 32761

American Management Group, Inc.         100          0.0              100       0                 0

PO Box 1628

Broomfield, CO 80038

James Anstatt                           100          0.0              100       0                 0

103 River Road E-4

Nutley, NJ 07110

Kenneth P. Barychko                     100          0.0              100       0                 0

891 Stapleton Ave.

Brick, NJ 08723

Margaret L. Beattie                     100          0.0              100       0                 0

2339 S Balsam Street

Lakewood, CO 80276

Debra Bloch                             100          0.0              100       0                 0

2853 Front Royal Drive

Colorado Springs, CO 80919

                                                  Percentage

Name and address                    Number of     of shares

of beneficial owner                 shares        beneficially                 Number of       Percentage of

                                    beneficially  owned          Maximum       shares          shares

                                    owned         before         Number of     beneficially    beneficially

                                    before        offering       shares to     owned after     owned after

                                    offering      (%)            be sold       offering        offering (%)

Lisa Canada                             100          0.0              100       0                 0

2025 Hwy. 66 South

Kernersville, NC 27284

Daniel Coyle                            100          0.0              100       0                 0

197 Columbia Ave.

Jersey City, NJ 07307

Kevin Crane                             100          0.0              100       0                 0

49 Finnegan Ave.

Saddlebrook, NJ 07663

Mark C. Dorman                          100          0.0              100       0                 0

5450 S. Vivian Street

Littleton, CO 80127

Mary Anne Doyle                         100          0.0              100       0                 0

2050 N.E. 27th Ave.

Pompano Beach, FL 33062

Dave Faulkner                           100          0.0              100       0                 0

6635 Skyhawk Court

Colorado Springs, CO 80919

Sharon Gathings                         100          0.0              100       0                 0

1020-2 Brookstown Ave.

Winston-Salem, NC 27023

Gary Green                              100          0.0              100       0                 0

21205 Cimarron Place

Centennial, CO 80015

Barry Howard                            100          0.0              100       0                 0

4310 Clarksburg Road

Clemmons, NC 27012

                                                  Percentage

Name and address                    Number of     of shares

of beneficial owner                 shares        beneficially                 Number of       Percentage of

                                    beneficially  owned          Maximum       shares          shares

                                    owned         before         Number of     beneficially    beneficially

                                    before        offering       shares to     owned after     owned after

                                    offering      (%)            be sold       offering        offering (%)

Mark Idol                               100          0.0              100       0                 0

386 Meadowlark Road

Thomasville, NC 27360

Gary Joehnk                             100          0.0              100       0                 0

697 2nd Street

Secaucus, NJ 07094

Nancy Klingler                          100          0.0              100       0                 0

109 Oak Leaf Lane

Longwood, FL 32779

Michael Lapato                          100          0.0              100       0                 0

1225 S. Gaylord Street

Denver, CO 80210

Douglas Mason                           100          0.0              100       0                 0

132 Western Villa Drive

Clemmons, NC 27012

Alexandra Nunez                         100          0.0              100       0                 0

21640 N. 19th Ave. Ste. C-8

Phoenix, AZ 85027

Bart Palumbo                            100          0.0              100       0                 0

102 Hague Street

Jersey City, NJ 07307

Anthony Parker                          100          0.0              100       0                 0

6710 S.W. 10th Court

Ft. Lauderdale, FL 33068

Scott H. Phillips                       100          0.0              100       0                 0

2340 N.E. 13th Street

Pompano Beach, FL 33062

                                                  Percentage

Name and address                    Number of     of shares

of beneficial owner                 shares        beneficially                 Number of       Percentage of

                                    beneficially  owned          Maximum       shares          shares

                                    owned         before         Number of     beneficially    beneficially

                                    before        offering       shares to     owned after     owned after

                                    offering      (%)            be sold       offering        offering (%)

Vincent Puzio                           100          0.0              100       0                 0

3530 F. Castleford Court

Winston-Salem, NC 27106

Michael Ransel                          100          0.0              100       0                 0

1559 South Elizabeth Street

Denver, CO 80210

Keith Renee                             100          0.0              100       0                 0

416 West Crystal Drive

Sanford, FL 32773

Richard Schreck                         100          0.0              100       0                 0

8239 Arrowhead Way

Lone Tree, CO 80124

Raymond Simpkiss                        100          0.0              100       0                 0

4844 Baux Mountain Road

Winston-Salem, NC 27105

William Slack                           100          0.0              100       0                 0

616 E 4th Street

Florence, CO 81226

Becky Sober                             100          0.0              100       0                 0

101 Broadway Street

Penrose, CO 81240

Wesley J. Strich                        100          0.0              100       0                 0

1315 Burns Ave.

Toms River, NJ. 08753

Mathew Sturm                            100          0.0              100       0                 0

1901 N.W. 49th Ave.

Coconut Creek, FL 33063

                                                  Percentage

Name and address                    Number of     of shares

of beneficial owner                 shares        beneficially                 Number of       Percentage of

                                    beneficially  owned          Maximum       shares          shares

                                    owned         before         Number of     beneficially    beneficially

                                    before        offering       shares to     owned after     owned after

                                    offering      (%)            be sold       offering        offering (%)

Gary Tice                               100          0.0              100       0                 0

4 Barrington Drive

Littleton, CO 80127

Gavin Tuker                             100          0.0              100       0                 0

21640 North 19th Ave. Ste. C-8

Phoenix, AZ 85027

Frederic Vagnini                        100          0.0              100       0                 0

1600 Stewart Ave.

Westbury, NY 11590

Dianne Vandenburg                       100          0.0              100       0                 0

30954 Highway 24

Simla, CO 80835

John Walker                             100          0.0              100       0                 0

204 Georgetown Drive

Elon College, NC 27244

Michael White                           100          0.0              100       0                 0

156 Washington Ave.

South Amboy, NJ 08879

Rosemary K. Wilkin                      100          0.0              100       0                 0

3950 Zephyr Drive

Wheatridge, CO 80033

Randy Wood                              100          0.0              100       0                 0

2670 Piney Mountain Road

Walnut Cove, NC 27052

XCL Partners                        100,000         1.1           100,000(3)    0 (3)             0 (3)

3325 Great Valley Drive

West Friendship, MD 21794

Chesapeake Group IR, Inc.           450,000         4.0           450,000       0                 0

40 West Cheasapeake Ave., Suite 300

Towson, MD 21204

Emerald Resource Group, Inc.        450,000         4.0           450,000       0                 0

195 Grand Boulevard, Suite 200

Destin, FL 32550

No selling stockholder has or has had a material relationship with Benacquista Galleries.

(1) Timothy Rieu directly owns 400,000 shares and indirectly beneficially owns 100,000 shares through his role as the principal of XCL Partners. These 100,000 shares are issuable upon the exercise of a warrant, expiring January 31, 2006. XCL Partners received the warrant in exchange for conducting due diligence of Benacquista on a discretionary basis and for considering Benacquista as a possible future investment. XCL may conduct due diligence by researching company records and acquiring additional information to determine the viability of Benacquista as an investment. They are under no legal obligation to provide the due diligence; however, if they do perform due diligence, the estimated value of this service would be worth $1,000.  XCL Partners originally had 1,000,000 warrants, but has distributed 450,000 of these warrants to Emerald Resource Group, Inc. and 450,000 of these warrants to Chesapeake Group IR, Inc.

(2) Includes 400,000 shares of direct ownership equaling 4% of the 10,000,000 shares currently outstanding and 100,000 issuable shares upon the exercise of the warrant equaling 1.1% of 11,000,000 shares after the warrant is fully exercised. Therefore, the percentage of beneficially owned shares is 5.1% (4%

+ 1.1%).

(3) Includes a warrant to purchase 1,000,000 common stock at a price of $1.00 per share, expiring January 31, 2006. Although XCL or the other warrant holders may exercise a portion or all of their warrants, XCL Partners or the other warrant holders are under no legal obligation to exercise the warrant. Therefore, the number of shares beneficially owned by XCL Partners and the other warrant holders after the offering assumes the exercise and sale of all warrants.

Legal proceedings

We are not a party to any legal proceedings.

Executive officer, control person and director

Our sole executive officer and director and his age, as of March 31, 2005, is as follows: Executive officer and director:

James Martin Price, 41 years old Executive officer and director:

James Price, chief executive officer, principal accounting officer and director. Mr. Price currently serves as the president of Aero Financial, Inc. located in Monkton, Maryland, through which he provides public relations consulting services directly to executives and corporations. He has served in this capacity at Aero Financial since February of 2002. Mr. Price also serves as Sole Director and Chief Executive Officer of Wine Purveyors International, Inc. of Lutherville, MD, where he is the sole employee and has all management and operational responsibilities and has served in that capacity since January, 2003. From December of 1997 until February of 2002, Mr. Price was chief executive officer of Columbia Financial Group, Inc. of Lutherville, Maryland, an investor relations firm, where he was responsible for developing an employee benefit plan and training program for Columbia's employees and where he also developed and maintained corporate policies and procedures. From February of 1995 until December of 1997, Mr. Price was a stockbroker employed by Global Financial in Bel Air, Maryland. From September of 1980 until June of 1982, Mr. Price attended Eastern Washington University in Cheney, Washington, where he took general studies courses with an interest in art history. Mr. Price is a veteran of the U.S Army, serving from September of 1982 until September of 1985.

Mr. Price currently spends 10-20 hours per week on Benacquista Galleries matters. It is possible that Mr. Price's outside business interests and his lack of full-time commitment to Benacquista Galleries may materially damage our financial prospects and prospects for commercial success with our business model.

The selling stockholders in this offering are friends, social acquaintances, former colleagues, college acquaintances and former clients of Mr. Price. Mr. Price contacted them via telephone, email or mutual acquaintance. None of these individuals were or are business contacts of Global Financial of Bel Aire, Maryland. Mr. Price has not had any affiliation with Global Financial since he left there in 1997. He will not now or in the future solicit clients or business contacts of Global Financial to purchase shares in the company.

In addition, Timothy J. Rieu may be deemed a control person.

Timothy J. Rieu, 45 years old. Mr. Rieu currently serves as the principal of XCL partners, a consulting firm in Lutherville, Maryland which provides business advice to small companies. Mr. Rieu has served in this capacity since December of 2002. A warrant to purchase 1,000,000 shares of common stock has been authorized and issued to XCL Partners.  XCL Partners has distributed 450,000 of these warrants to Emerald Resource Group, Inc. and 450,000 of these warrants to Chesapeake Group IR, Inc.  From January of 1996 until December of 2002,  Mr. Rieu was employed as the President and Chief Financial Officer of Columbia Financial Group, a public relations consulting firm.

Mr. Rieu's address is 3325 Great Valley Drive West Friendship, MD 21794

Sole Director

Our sole director is James Price. Mr. Price holds office until his term expires or until he or his successor is duly elected and qualified.

Board committees

None.

Director compensation.

Our director does not currently receive any cash compensation for services on the board of directors or any committee thereof, but as a matter of company policy, directors may be reimbursed for expenses in connection with attendance at board and committee meetings.

Executive compensation

The following table presents the compensation earned, awarded or paid for services rendered to us in all capacities since the commencement of our operations by our chief executive officer; there are no other executive officers.

            Summary compensation table for Inception through March 31, 2005

            Annual compensation                       Long-term compensation awards

            ------------------------------            -----------------------------

Name,                                     Other              Restricted         Securities

Principal                                 annual             stock              underlying         All other

Position        Salary($)  Bonus($)       compensation($)    award(s)($)        options(#)         compensation

James Price,

CEO/Director     $0 *       0              0                  0                  0                  0

*James Price has not yet drawn any salary from Benacquista Galleries. It is anticipated that Mr. Price will begin taking a salary of $60,000 beginning October 31, 2004; however, Mr. Price does not intend to begin taking or accruing a salary until the 1,000,000 shares underlying the warrants have been exercised at $1.00 per share. As there can be no assurance that this will ever happen, Mr. Price may serve indefinitely without a salary. To date, Mr. Price has not accrued any salary.

No proceeds from the exercise of the warrants will be used to pay any debts to related parties, although they may be used to pay salaries, including a salary to chief executive officer and director James Price as well as other employees whom we may hire. Mr. Price will not receive any reimbursement for any salary he has elected to forego.

Option grants since inception and aggregate option exercises during last fiscal year and fiscal year-end option values. Since inception, we have not granted any stock options to any individual, including our chief executive officer. We anticipate granting options to various employees, directors and consultants. Any such grants will be made at an exercise price equal to the fair market value of our common stock as determined by our board of directors pursuant to an equity compensation plan. We do not have an equity compensation plan in place.

We have no employment agreements with any of our employees.

Employee benefit plans

We do not currently have any employee benefit plans.

Security ownership of certain beneficial owners and management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2005 by:

– each named executive officer;

– each of our directors;

– our chief executive officer and sole director; and

– each person or group of affiliated persons who is known by us to own beneficially 5% or more of our common stock;

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2005 are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other person, unless otherwise noted.

Except as indicated in the footnotes to this table and as required under applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage of ownership is based on 10,000,000 shares of common stock outstanding on March 31, 2005.

The following table also includes information with respect to the common stock beneficially owned by our chief executive officer and sole director and 5% or greater shareholders as of March 31, 2005. The stockholders provided us the information included in the table below. To our knowledge, each of the stockholders has sole voting and investment power over the shares of common stock listed in the table below.

                                                         Beneficial Ownership

------------------------------------------------------------------------------------------------------------------------------------

----------------------------------- --------------------------------- -------------------------------- -----------------------------

          Title of Class             Name and Address of Beneficial        Amount and Nature of                Percent of Class

                                                 Owner                       Beneficial Owner

----------------------------------- --------------------------------- -------------------------------- -----------------------------

----------------------------------- --------------------------------- -------------------------------- -----------------------------

Common                              James Price (1)                             8,969,100                         89.69% (3)

                                    15208 Jarrettsville Pike,

                                    Monkton, Maryland 21111

----------------------------------- --------------------------------- -------------------------------- -----------------------------

----------------------------------- --------------------------------- -------------------------------- -----------------------------

Common                              Timothy J. Rieu (2)                         500,000 (4)                      5.1%  (4)

                                    3325 Great Valley Drive,

                                    West Friendship, MD 21794

----------------------------------- --------------------------------- -------------------------------- -----------------------------

(1) Mr. Price is the only officer and director His address is 15208 Jarrettsville Pike, Monkton, Maryland 21111.

(2) Mr. Rieu is the principal of XCL Partners, who is located at 3325 Great Valley Drive, West Friendship, MD 21794. Timothy J. Rieu is the sole proprietor of XCL Partners.

(3) The 89.69% of class is calculated using 10,000,000 shares of common stock outstanding. This does not include the issuance of 1,000,000 shares of common stock upon the exercise of the warrants.

(4) There are currently 10,000,000 shares of issued and outstanding stock. The exercise of the warrant will result in the issuance of another 1,000,000 common shares. The 5.1% of class assumes the issuance of the 1,000,000 shares under the warrant reflecting XCL Partners and the other warrant holder’s ownership on a fully dilutive basis (based on 11,000,000 shares outstanding) in addition to the 400,000 issued shares Mr. Rieu currently owns (based on 10,000,000 currently outstanding shares.)

Description of securities

Current capital structure

As of the date of this prospectus, we have authorized 50,000,000 shares of common stock, par value $0.001, with 10,000,000 shares issued and outstanding and held of record by 313 stockholders. We issued a warrant to XCL Partners to purchase 1,000,000 common shares at an exercise price of $1.00. XCL Partners has distributed 450,000 of these warrants to Emerald Resource Group, Inc. and 450,000 of these warrants to Chesapeake Group IR, Inc.

Description of capital stock

Upon the closing of this offering, we will be authorized to issue 50,000,000 shares of common stock, $0.001 par value. The following description of our capital stock does not purport to be complete and is subject to and qualified by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.

Common stock

As of March 31, 2005, there were 10,000,000 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. See "Dividend policy." In the event of a liquidation, dissolution or winding up of Benacquista Galleries, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred stock

Our articles of incorporation do not provide for the issuance of preferred stock.

Registration rights

None.

Options

We currently have no options exercisable for our common stock available for grant, nor any options have been issued. We do presently have a warrant to purchase 1,000,000 shares of common stock issued to XCL Partners of Lutherville, MD.  XCL Partners has distributed 450,000 of these warrants to Emerald Resource Group, Inc. and 450,000 of these warrants to Chesapeake Group IR, Inc.

The warrant allows for the purchase of common stock at $1.00 per share, expiring on January 31, 2006. The warrant includes a "piggyback" registration right which provides that the company will register the warrant at its own expense in any otherwise filed registration statement after the effectiveness of this registration statement. The warrant includes a "net exercise" provision, which means that if the market value of the common stock exceeds the exercise price of the warrants, the warrant holder may surrender warrant rights to the appreciated stock in order to pay the exercise price for the remaining common shares. There have been no other options issued. Our board of directors may later determine to authorize options and authorize additional warrants.

Dividend policy

We have not paid any cash dividends since our inception and do not intend to pay any cash dividends in the foreseeable future.

Interest of named experts and counsel

Jonathan Ram Dariyanani Esq., of San Francisco, CA, will pass upon the validity of the common stock offered in this registration statement for us. Mr. Dariyanani has no direct or indirect interest in Benacquista Galleries.

Hansen, Barnett & Maxwell, Certified Public Accountants, have audited our financial statements as of September 30, 2004 and 2003, for the year ended September 30, 2004, for the period from January 17, 2003 (date of inception) through September 30, 2003 and for the period from January 17, 2003 (date of inception) through September 30, 2004, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on their report, given upon the authority of such firm as experts in accounting and auditing. Hansen, Barnett & Maxwell, Certified Public Accountants, will not receive any direct or indirect interest in Benacquista Galleries.

Changes in and disagreements with accounts on accounting and financial disclosure

There are no disagreements with the accountants on accounting policies or financial disclosure.

Disclosure of commission position on indemnification for securities act

Our bylaws provide that we shall indemnify our director and executive officer and may indemnify our other officers and employees to the fullest extent permitted by law. Nevada law provides that an officer or director may be indemnified by the corporation in any manner not prohibited by law and is indemnified without any action by the corporation for personal liability unless her act or failure to act constituted a breach of her fiduciary duties as a director or officer and her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification.

We intend to enter into indemnification agreements with our officer and director containing provisions that require us to, among other things, indemnify our officer and director against liabilities that may arise by reason of his status or service as director or officer, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against him for which he could be indemnified, and to cover our director and officer under any of our liability insurance policies applicable to our director and officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limitation on liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

At present, there is no pending litigation or proceeding involving our director or officer or in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

The limitation of our director's liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Benacquista pursuant to the foregoing provisions, or otherwise, Benacquista has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Description of business

Overview

Benacquista Galleries, Inc. is a development stage Nevada Corporation formed on January 17, 2003 for the purpose of offering collectable artwork and accessories through to be developed retail gallery locations and a to be built e-commerce enabled Internet site. We believe art and related items are well suited for e-commerce because of the potentially wide range of unique items available, the dispersed locations of potential customers and the relatively low operating costs associated with Internet retailing as compared to a retail gallery network with similar demographic coverage.

To date, the artwork offering remains incomplete, only our interim website has been developed, there are no galleries and the company has very few customers. Mr. Price has purchased a domain name for the site and has received pricing and development specification information from Cybergroup, Inc., of Baltimore, MD. Mr. Price has had a five-year working relationship with Cybergroup, Inc. on various other business ventures and has selected Cybergroup to design the internet website and e-commerce capability for Benacquista, although we do not have a contract with Cybergroup. Currently, we have set up a website with limited Internet sales capability and a description of our business. We have derived some initial revenues through this basic website before we market our art through a full auction and e-commerce website developed by Cybergroup, Inc. The only inventory of art that we do have presently is a small quantity of art, which we purchased from the private collection of our chief executive officer, James Price. The art consisted of 43 individual pieces by 13 artists, consisting of 40 original works and 3 lithographs which are identified by artist and medium below:

Artist            Medium               Quantity

Hofmann           Oil Painting            1

Royo              Oil Painting           10

Pissaro           Oil Painting            5

Pissaro           Pastel                  2

MacDonald         Bronze                  6

Pradzynski        Oil Painting            2

Pradzynski        Lithograph              1

Pradzynski        Seriograph              1

Picasso           Ceramic                 3

Matisse           Lithograph              2

Markus            Mixed Media             2

Olbinski          Drawing                 1

Olbinski          Oil Painting            1

Nechia            Oil Painting            1

Nechia            Drawing                 1

Hart              Acrylic                 1

Peeters           Oil                     1

Mack              Oil                     1

Barberra          Oil                     1

Mr. Price sold us these works of art in exchange for a promissory note of $862,127.25. Upon exercise of the warrant, we will not use any of the proceeds to repay this note. It is our intention that when an individual work of art is sold by us that was conveyed by Mr. Price on the promissory note, we will repay to Mr. Price the amount of the note attributable to the individual artwork sold plus applicable interest on that amount. Should management determine that we cannot practicably sell the artwork or a portion of the artwork that Mr. Price has contributed, either because the offering is unsuccessful or for commercial reasons, then it would be management's intention to repay the loan by returning the art to Mr. Price at that time. In the even that management were to return the art, there would be no payment of interest on the loan. As of March 31, 2005, management returned 3 pieces of art with a book carrying value of $90,000 to Mr. Price.

An appraisal of the artwork was conducted by Galerie Brion Fine Art on September 23, 2003. The estimated current market value for the works of art currently owned by us is $915,450, not including two pieces of the company's art, purchased for $14,200 that were not appraised by Galerie Brion Fine Art and therefore not listed in the estimated total value. This appraisal was performed without compensation by an independent art appraiser. It is a common courtesy for members of this trade to provide appraisals of each other's art collection. The only material term is that Mr. Price would be expected to provide reciprocity of appraisal services on a complimentary professional courtesy basis to other members of this trade once he becomes qualified to do so. Galerie Brion Fine Art is an independent party. However, Mr. Price has purchased art from Galerie Brion in the past. In the appraisal report, Galerie Brion appraised three pieces which Mr. Price previously purchased from the gallery (Royo's El Horizonte , La Costura and Madre e Hija). All three pieces are listed as part of Mr. Price's personal art pieces and not part of Benacquista's artwork.

It is our intention to develop our offering of collectable artwork by means of contracts with individual artists, either to buy their work at wholesale prices or to sell it for them on consignment.

Eventually, we intend to sell our art inventory in retail galleries which we plan to open and over an Internet website which we are building. We plan to begin building our e-commerce and auction website by September of 2005.  We anticipate that our e-commerce and auction website will be completed in December of 2005. We have selected four retail gallery sites that would meet our demographic and commercial criteria. We do not have a lease for any of these properties. The first four sites where we would like to develop retail gallery stores are:

— King of Prussia Mall, Pennsylvania

— Montgomery Mall, Maryland

— Tyson's Corner Mall, Virginia

— Caesar's Forum Shops, Nevada

These four preliminary retail sites were selected because they are among the highest in revenues per square foot of all retail shopping complexes in the United States. We have been informed on an informal inquiry basis that there is space available at all of these locations which would be satisfactory to us in terms of size and position within the retail complex. These four sites are also the same four sites that Wine Purveyors International Inc., a company with a similar business model to sell wine through the Internet and through retail channels, where James Price is also the sole officer and director. We have no understandings with Wine Purveyors of any kind regarding cooperation, space sharing or coordination of any kind. It is our understanding that there is sufficient retail space at all four locations to accommodate our real estate needs as well as those of Wine Purveyors. There can be no assurance that such space will continue to be available or that we will successfully be able to lease such space, but we believe that if for any reason one of or more of these locations is unavailable or otherwise unsuitable, we will be able to locate alternative space appropriate to our needs.

The artwork that we intend to offer for sale on the Internet and in our planned retail galleries will come primarily from individual artists. We intend to develop these artist relationships, the website launch and gallery openings, through the efforts of our chief executive officer, James Price, through materials that he has already prepared and via the use of consultants. The materials which Mr. Price has developed to date remain limited to his notes and schema for website development, advertising copy which he has written, descriptions of the existing inventory of artwork which he has written and his notes which he has developed to guide further development of brochures, advertising copy, product descriptions and discussion points for retail salespersons whom we intend to hire for our planned galleries. To date we have only identified Cybergroup, Inc. as a potential consultant and we have no agreement or arrangement with Cybergroup at this time. Our artwork and services will be offered to collectors and investors directly through the Internet and galleries. We intend to charge retail prices on the artwork through auctions or direct sales for which we intend to pay artists wholesale prices. We intend to derive additional revenue by selling framing, matting, selling additional artwork on consignment, including artwork held by private collectors and corporations, and by an appraisal service. We plan to advertise our artwork and services at industry trade shows, in trade publications and on-line at various search engines.

History and form of organization

Benacquista Galleries, Inc. is a development stage Nevada Corporation formed on January 17, 2003 for the purpose of offering collectable artwork and accessories through a chain of retail galleries and an e-commerce and auction enabled web site. To date, the artwork offering remains incomplete because the interactive e-commerce and auction website is not yet operational, we have only developed a basic interim website, we have no galleries, we have no customers and we have not ever had any revenues.

Benacquista Galleries principal products and services

Benacquista Galleries is currently only offering for sale our limited inventory of artwork, purchased from James Price, on our basic interim website. We currently do not provide any other products or services. Benacquista Galleries plans to offer a variety of artwork, accessories and services for sale to collectors and investors. The offering will consist of:

— Original oil paintings, pastels, mixed media and sculpture;

— A series of lithographs, serigraphs, giclees, prints; and

— A full line of frames, mattes and accessories and related services, such as appraisal and consignment services.

Provided that we raise $100,000, either through revenues from our interim website or selling stockholder exercises a portion of their warrant, we intend to begin offering additional services in October of 2005.

Benacquista Galleries intends to price its entire product line on a case-by-case basis. James Price, Sole Director and Chief Executive officer, is in charge of pricing the company's entire product line. Mr. Price has no experience in pricing any products for retail sale in any field. He has been an amateur collector of art for the past 15 years and has developed some familiarity with retail and wholesale prices in certain specialty store and auction environments. He has visited art galleries throughout the world and made an informal study therein of pricing. Prices will vary depending on several factors, such as: original or print, size, medium and artist in question. We intend to offer a discount program for repeat customers; however we have not yet determined the specifics of the program.

Distribution and marketing methods

Presently, Benacquista Galleries has no salespeople or distributors of its artwork, accessories or services. We anticipate that our chief executive officer, James Price, will use his network of professional and business contacts in the art industry to sign on our first artists and reach our proposed customer base through traditional forms of advertising and through a comprehensive launch of our planned website. Mr. Price established his network of professional and business contacts in the art industry as an amateur collector of art over the past 15 years, attending auctions and visiting international and domestic galleries. During these visits and in the course of his purchasing for his own private collection, Mr. Price made acquaintances in the industry, including artists, gallery owners, auction personnel and suppliers and service providers to the art trade. We intend to market our artwork via industry trade shows, in trade publications and through on-line search engines.

Status of products and services

Currently, we have developed an interim website that only shows some of our current artwork for sale, provides general information to customers, and displays information regarding our business. We have not done any development on our final interactive e-commerce and auction website. However, we anticipate that 50% of the initial artwork that will be offered for viewing on the site has already been sold by Mr. Price to the company from his private collection. We anticipate that we will have at least an equivalent number of works acquired from artists whom we intend to identify and with whom we intend to contract. We plan to have these additional works in place by November 1, 2005. The substantial majority of these works will be sold on consignment, meaning that we will generally not advance funds to individual artists until after the works are sold. We intend to have most of the technological and hosting aspects of the site developed by consultants. While no final software product for use on the site has been identified, Mr. Price is interviewing several website designers and hosting companies. We do not currently have any other products or services to offer, though we intend to begin offering framing, consignment, appraisal and other art related products and services within the next twelve months.

Business Combination

We have no present plans or understanding regarding a business combination of any kind.

Revenues

Benacquista Galleries has derived $30,000 in revenue as of March 31, 2005.  Furthermore, we expect that our fully interactive e-commerce and auction enabled website to launch and/or a gallery to open in December of 2005. Our art inventory is valued at $826,127, not including two pieces of the company's art that were not appraised. Therefore, whether we sell our art inventory on our interim website or through other galleries, we would likely be able to raise $100,000 in net proceeds to commence our operations as currently planned by October of 2005. If we do not have adequate proceeds by October 2005 to commence our operations as planned, we may be able to commence our operations by a combination of the following methods, none of which can be assured:

- Sales of our existing artwork in inventory to other art galleries, wholesalers or purchasers sold directly through the efforts of James Price, our sole officer and director or through our interim website.

- Loans from James Price.

- Credit from service and merchandise providers, such as website development companies, suppliers of fine art and artists, none of whom do we have any present understanding with

- Retaining commissioned only direct sales people to sell our inventory of art

Competitive conditions, competitive position and methods of competition

The artwork industry in which we compete contains an old and established network of galleries and promoters. Intense competition exists for our galleries and artwork offerings. The number of companies with which we compete is estimated in the hundreds and expanding. We expect competition with any galleries or Internet sales presence that we develop to increase over time as the market for our collectable and investment grade art grows. Competition may also increase as a result of industry consolidation.

Our chief competition comes from large established galleries and websites, such as:

— P and C Art

— Herndon Fine Art

— Galleria De Sorrento

— Art.com

— Artvest.com

These companies tend to compete for clients by sales of services to existing clients, via word of mouth referrals, advertising, trade show presence and artist shows. Our main method of competition is through product differentiation based on style, philosophical orientation, and gallery locations. We intend to distinguish our service and artwork offerings' by appealing to the collectors and investors at our specific gallery locations and via the Internet. We believe that the philosophical orientation of our services will attract aspiring new artists to sign exclusive contracts with Benacquista to show their art. This orientation will be reflected in the on-line artwork that we offer on the site and in the focus and direction of the variety of artwork and the customer service that we offer in our galleries.

We believe that our competitive position is that of vulnerable, new entrant and that the success of our artwork offering will be largely dependent on our ability to find new artists who are not currently affiliated with any other gallery or on-line artwork website.

Dependence on one customer

While we currently have a few customers, we do not contemplate a dependence on one customer or one referral source for clients.

Research and development

We have not spent any money on research and development to date. We anticipate that we will spend $100,000 on the development of our website, product descriptions, advertising materials and market research on our target demographic of purchasers and on availability, pricing and geographic preferences and retail art price differentials for our product offering. Much of the development of the artwork offering and the selection and securing of retail gallery sites will be undertaken by James Price, our chief executive officer, without additional compensation. Although Mr. Price is currently only spending 10-20 hours per week on Benacquista matters, he is available to spend as much time as necessary to commence our operations. Mr. Price's duties to commence operations include establishing relationships with artists and art collectors, selecting retail store sites, developing advertising materials, supervising the development of the website, interviewing and selecting retail sales staff and other incidental responsibilities. Mr. Price believes that, due to the network of artists and art collectors with whom he is already acquainted due to his previous purchases of art over the last 15 years, he should be able to establish necessary relationships for Benacquista with a few such individuals with 20 hours of effort. Mr. Price has already selected several possible retail sites. He believes that final selection of a retail site and lease negotiation will take no more than 30 hours. Mr. Price believes that developing advertising materials to a sufficient level to be printed professionally should take no more than 10 hours. Mr. Price believes that his supervision of the development of the website will take no more than 20 hours. Mr. Price believes that interviewing and selecting retail sales staff will take no more than 30 hours. He believes that incidental matters related to commencement of operations will take no more than 20 hours. These preliminary matters, therefore, should be accomplished with 140 hours, according to Mr. Price's estimates. At 20 hours per week, there would be ample time to complete these activities by October 2005 if Mr. Price's assumptions are correct. We have also provided this material in tabular format below:

Activity Number of Hours Estimated

Establishing Network Artists/Collectors 20 Retail Site Selection and Lease Negotiation 30

Development of Advertising Materials 10 Supervison of Website 20 Interviewing and Selecting Retail Staff 30 Incidental Matters 20 Total Hours Estimated 130

Proprietary rights and licensing

We rely primarily on a combination of copyrights, licenses, trade secret laws and restrictions on disclosure to protect our artist's intellectual property and proprietary rights. We intend to enter into confidentiality agreements with our future employees, consultants and artists and to generally control access to and distribution of our internal documentation and other proprietary information.

Regulatory environment

There are two aspects of our business which face significant governmental regulation or are likely to face such regulation; our planned sales offering via the Internet and regulations which affect sales of retail art and collectibles in general.

Within the United States, the legal landscape for Internet privacy is new and rapidly evolving. Collectors and users of consumer information over the internet face potential tort liability for public disclosure of private information; and liability under federal and state fair trade acts when information sharing practices do not mirror stated privacy policies. Due to the increasing popularity and use of the internet, it is likely that a growing number of laws and regulations will be adopted at the international, federal, state and local levels relating to the internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of services. Further, the growth and development of the market for activity on the internet may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may impair the growth of the internet, which could, in turn, decrease the demand for our services and increase our cost of doing business. Moreover, the applicability to the internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the internet could harm our business.

Sellers of retail art and collectibles are particularly susceptible to unscrupulous individuals selling forged or stolen goods. There are significant local, state and federal penalties for merchants who sell forged or stolen goods, or goods that violate existing copyright interests. Although we intend to make every effort to insure that our supply of goods comes from reputable artists and sources, we may nevertheless be liable under these regulations for sales of such articles. Liability can include civil and criminal penalties, as well as forfeiture of the artwork without compensation. We may be able to insure against the costs of some, but not all of these regulations, but do not currently maintain such insurance. Liability under existing criminal or civil regulations for such sales could have a material, adverse impact on our business.

Employees and consultants

As of March 31, 2005 we had 1 employee. We do not have any written employment agreement with our employee. We believe that our relations with our employee are good.

Plan of Operation

The following discussion regarding our plan of operations for the next 12 months contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk factors" and elsewhere in this prospectus.

Overview

Benacquista Galleries, Inc. is a development stage Nevada Corporation formed on January 17, 2003 for the purpose of offering collectable artwork and accessories through a chain of retail galleries and a fully interactive e-commerce and auction-enabled website. To date, the artwork offering remains incomplete, only the basic interim website is operational, we have no galleries and we have no customers.

Currently, we have no operations, no full-time employees, one part time employee (sole officer and director James Price), no interactive e-commerce and auction website, no retail gallery space and no contracts with any providers of the same. We have recently launched our basic interim website, which features our current, limited art inventory. We have developed a plan of operations that could allow us to sell art through at least one retail gallery location and over the internet.

We have primary areas of our business that we intend to develop over the next six to twelve months:

— Relationships with several artists for exclusive artwork offerings through Benacquista Galleries;

— A fully interactive e-commerce and auction enabled website;

— At least one gallery opening in a strategic location;

— A sales and marketing capability sufficient to handle all website inquiries and gallery traffic.

We have targeted locations for potential gallery openings during the next 18 months. These locations are in Pennsylvania, Virginia, Nevada and Maryland. The locations are in shopping malls which have been selected due to the number of complementary luxury goods stores they contain. We have also focused on properties which are highly selective with respect to their retail tenants. These properties are amongst the most expensive retail locations per square foot in the United States. It will be very difficult for us, as a development stage company without a significant operating history and with very limited cash reserves, to successfully secure a location in one or more of these malls. In addition, significant expenditures of capital can be required to make a retail location operable as an art gallery. While these expenses are often covered by a tenant improvement allowance offered by the mall landlord, there can be no assurance that we will receive such an allowance. Although we will seek out space that requires as little improvement as possible, there can be no assurance that such a space will be available to us on terms which we qualify for and would be willing to accept. We intend to enter into lease agreements on four facilities. James Price, in a guarantee agreement, has agreed to execute lease guarantees on each of these locations, if necessary, for a maximum lease liability of $500,000 per lease.

We have developed and launched a basic interim website which displays some of our current art inventory for sale. . You can visit our website at www.benacquistagalleries.com. Because our interim website was done on a limited budget, it contains basic company information as well as displays several art pieces for sale and information on the artists. Mr. James Price funded the interim website, which cost approximately $1,000. In the Website Funding Agreement, dated May 5, 2004, James Price agreed to fund the Interim website up to $3,000. In the event that Benacquista either brings in revenues of greater than $200,000 in any given year or merges into, is acquired by, or transfers all or substantially all of its properties or assets to any other person or entity, James Price will be reimbursed for the cost of the Interim Website. In addition, since the interim website has been built, the Website Funding Agreement shall continue in effect for ten years from May 5, 2004. Also, upon any reorganization, consolidation, merger or transfer the Website Funding Agreement shall continue in full force and effect and the terms shall be applicable to the new person or entity after the consummation of such reorganization, consolidation or merger, as the case may be, and shall be binding upon the new person or entity, including, in the case of any such transfer, the person or entity acquiring all or substantially all of the properties or assets of Benacquista Galleries, Inc., whether or not such person or entity shall have expressly assumed the terms of this Agreement as provided herein.

Our limited interim site functions as follows: Our site lists an email address where customers can send an email enquiring about our artwork for sale or artwork that will be posted on the site. We email customers back and then initiate an email or telephone conversation regarding their inquiry. We then negotiate sales and prices with our customers via email or telephone and consummate the transaction using checks, wire transfer or PayPal and physical delivery of the art with a common carrier. We also intend to sell certain items in our inventory on eBay and can advise people via email to bid on our art in that forum. In this sense, our website is functioning more as an advertisement and in the future, as a catalogue, than as a traditional e-commerce site. If we have the financial resources, we intend to upgrade the site to a more comprehensive ecommerce site.

In September of 2005, we also intend to begin development of a fully interactive e-commerce and auction enabled website developed by Cybergroup, Inc. The website will include visual displays of art inventory and a full on-line auction and purchase capacity. The website will serve two primary functions for our company:

— developing customer awareness of our brand, offerings, featured artists, retail locations and available artwork to potential purchasers who will then be more likely to visit our retail location; and

— providing an on-line opportunity to purchase art viewed on our website or at one of our retail galleries.

We believe that it will cost between $40,000 and $75,000 to launch our e-commerce and auction website and to develop adequate advertising materials. We believe that it will cost an additional $25,000 for advertising and marketing for the website sufficient to drive adequate traffic. We intend to accomplish this by means of outside consultants and by the efforts of James Price. We believe that these materials will be completed within 90 days of our receipt of $100,000 through revenues generated by our interim website, proceeds generated by the exercise of the warrant or other methods such as the sale of art through other galleries or eBay or loans from our sole officer and director. Mr. Price is not legally obligated to make such loans nor do we know under what terms and conditions such loans might be available. Our art inventory is valued at $826,127 not including two pieces of the company's art that were not appraised. Therefore, whether we sell our art inventory on our interim website or through other galleries or on eBay, we would likely be able to raise enough proceeds to launch our e-commerce and auction website. It is our hope that the website and marketing plan be completed no later than December 2005. Although we currently do not have an agreement with any other gallery, we are in the negotiation process. If the warrant is exercised, the funds received will be used first to launch the e-commerce and auction website. However, there is no assurance that the warrant will ever be exercised.

Although there are no assurances that either the interim website will generate revenues or the warrant will be exercised, we believe if we receive sufficient funds from the sources above we will be able to offer for sale our existing inventory of artwork on-line and through our first gallery opening by March 2006. Although our existing inventory of artwork was sold by our chief executive officer, James Price, from his private collection and does not represent any continuing on-going relationship with a particular artist, we believe that the inventory will be sufficiently interesting to attract art buyers to our gallery and site while we continue to negotiate contracts with individual artists. We expect that we will spend about $10,000 over 30 days on outside consultants to integrate our artwork inventory into our website presence. We have no present source for these funds other than the revenues expected from our interim website or the proceeds from the exercise of the warrant. There are no assurances that either the warrant will be exercised or the interim website will generate revenues. It is our hope that at least one new artist and our current inventory will be available for sale on our e-commerce and auction website no later than December 2004.

Sales and marketing will be critical to the success of our business. Our business model relies heavily on our ability to cause collectors and investors to visit our galleries and our website. We intend to accomplish this goal through a combination of methods. We intend to hire a full-time sales and marketing director as soon as funding permits. We believe that we can obtain a suitable candidate for an annual salary of $65,000, without having to offer insurance or other benefits. We would need to support this individual with a marketing budget of approximately $35,000. This budget would be used for travel to and attendance at industry trade shows and for advertisements in trade publications and websites. We believe that this combination of efforts together with the efforts of our chief executive officer, James Price, in approaching colleagues and leaders in the art field will be sufficient. We intend to commence hiring the marketing director and beginning sales and marketing activities as soon as funds are available. We have no present source for these funds other than the revenues expected from our interim website or the proceeds from the exercise of the warrant. There are no assurances that either the interim website will generate revenues or the warrant will be exercised.

We believe it will take 3 months for us to identify and hire such an individual. We believe it will take another 6 to 8 months for the sales and marketing efforts to yield profits high enough to open our second gallery.

There can be no assurance that any of the above alternative strategies will achieve our intended goals. If we are unsuccessful in securing resources by any of the above outlined means, then our organization will cease to be able to carry out any alternative plan of operation and we will cease operations, resulting in a total loss of investment for all shareholders.

Benacquista currently has a limited inventory of art of 41 pieces purchased from our chief executive officer. Although we plan to sell this artwork along with other artwork that we plan to acquire, we have not yet negotiated with any suppliers or artists regarding such other artwork. We plan to acquire new artwork from individual artists and wholesalers and to sell this artwork on an Internet site we intend to build as well as in retail galleries that we intend to open. The milestones that we need to accomplish to bring our plan to fruition and to begin to derive revenue are listed below, together with estimated dates of commencement and completion, anticipated costs and related notes.

     Item             Start Date          Timeframe        Finish Date        Cost                        Notes

Development of        06/30/04           2 Months            Completed       $1,000        Developed and funded by James Price, our

Interim Website                                                                            sole officer and director

Development of        09/15/05           3 Months            12/15/05        $10,000 to    Built by Cybergroup, Inc. To include

E-Commerce Website                                                           $25,000       visual display of art inventory and full

                                                                                           on-line auction and purchase capability.

                                                                                           Contingent on funding.

Development of        09/15/05           3 Months            12/15/05        $5,000 to     The development of a plan to market our

Internet Marketing                                                           $10,000       site over the Internet, including

Plan                                                                                       identifying and negotiating contracts

                                                                                           with alliance partners. Contingent on

                                                                                           funding and willing partners.

Internet Advertising  09/15/05           8 Months            05/15/06        $30,000 to    We will purchase banner ads, email

                                                                             $40,000       lists, and placement on sites targeted

                                                                             over the      in our marketing plan. We plan on

                                                                             period        expending approximately  $5,000 per

                                                                                           month for advertising.

Internet Alliances    10/15/05           6 Months            04/15/06        $25,000 to    Contingent on funding and on finding

                                                                             $50,000       appropriate and willing partners. These

                                                                                           alliances are most likely to be

                                                                                           agreements with websites and companies

                                                                                           with a presence on the Internet who

                                                                                           cater  to high net worth individuals and

                                                                                           to arts purchasers. We would make

                                                                                           payments to these sites in exchange for

                                                                                           exclusive relationships as their

                                                                                           preferred Internet art partners.

Inventory of Art      10/15/05           6 Months            04/15/06        $50,000 to    Contingent on funding and finding

from Artists                                                                 $100,000      willing artists. We intend to make

                                                                                           payments of approximately $5,000 to

                                                                                           $10,000 per artist to individual artists

                                                                                           with whom we will negotiate exclusive

                                                                                           arrangements to represent their work for

                                                                                           retail sale. We would then carry these

                                                                                           artists' work on a contingency basis.

Inventory of Art      10/15/05           6 Months            04/15/06        $50,000 to    Contingent on funding. We will purchase

from Wholesale                                                               $100,000      artwork at wholesale that compliments

                                                                                           our product offering.

1st Retail Store      11/15/05           4 Months            03/15/06        $50,000 to    Contingent on identifying, negotiating,

                                                                             $75,000       executing an improvements/deposit lease,

                                                                                           providing a sufficient credit guarantee

                                                                                           and completing construction as well as

                                                                                           funding. We believe the monthly rental

                                                                                           charge will be approximately $10,000

                                                                                           plus 2% of our gross sales.

Hiring Sales          12/01/05           3 Months            03/01/06        $6,000        Contingent on finding a suitable person

Professionals                                                                -$8,000 per   and funding. We expect to hire a manager

                                                                             month         for approximately $65,000 per year. In

                                                                                           addition, we may need to hire additional

                                                                                           staff.

Retail Store          01/15/06           7 Months            08/15/06        $20,000 to    Contingent on funding and leasing of

Marketing                                                                    $40,000       retail store(s). These are advertising

                                                                             over the      expenses to attract customers to retail

                                                                             period        stores. Spend on signage, radio

                                                                                           advertising, mailing and promotions.

2nd Retail Store     04/15/06            4 Months            08/15/06        $50,000 to    Contingent on identifying, negotiating,

                                                                             $75,000       executing an improvements/deposit lease,

                                                                                           providing a sufficient credit guarantee

                                                                                           and completing construction as well as

                                                                                           funding. We believe the monthly rental

                                                                                           charge will be approximately $10,000

                                                                                           plus 2% of our gross sales.

3rd Retail Store      08/15/06           4 Months            12/15/06        $50,000 to    Contingent on identifying, negotiating,

                                                                             $75,000       executing an improvements/deposit lease,

                                                                                           providing a sufficient credit guarantee

                                                                                           and completing construction as well as

                                                                                           funding. We believe the monthly rental

                                                                                           charge will be approximately $10,000

                                                                                           plus 2% of our gross sales.

4th Retail Store      12/15/06           4 Months            04/15/07        $50,000 to    Contingent on identifying, negotiating,

                                                                             $75,000       executing an improvements/deposit lease,

                                                                                           providing a sufficient credit guarantee

                                                                                           and completing construction as well as

                                                                                           funding. We believe the monthly rental

                                                                                           charge will be approximately $10,000

                                                                                           plus 2% of our gross sales.

Salary of Chief       11/01/05           6 Months            05/01/06        $32,500       Contingent on funding and the exercise

Executive                                                                                  of the warrants.

Cash Situation

The company is in a very tenuous cash position going forward. There are no reserves of cash. With no additional funds, our chief executive officer can continue to serve without pay. He would also have to pay for the completion of the website via funds he contributes to us. He would then be able to offer the artwork in inventory for sale through our interim website and, should such artwork be successfully sold, then it is possible that the proceeds therefrom could be sufficient to commence a portion of our articulated plan. We may also be able to hire a sales person completely on commission and/or occupy unused space of a current art gallery in exchange for a percentage of our sales, thus being able to open a physical gallery space without additional cash. Mr. Price might also be able to personally sell the artwork to acquaintances and friends in the art world and perhaps there will be sufficient proceeds from such sales to commence operations. Management has no intention of any kind to use this company as a vehicle for a reverse acquisition should the offering prove unsuccessful.  There can be no assurance that Benacquista Galleries will develop any customers, or that its pricing arrangement with such customers, if located, will be sufficient to provide Benacquista Galleries with the financial resources necessary to continue operation.

The only source of cash for the operation of our business as currently contemplated is the sale of the existing artwork that we have in inventory through our interim website, or, if necessary, through the sale of our inventory through another gallery or on eBay. We do not have an understanding with any other such gallery nor have we identified any such gallery with whom we would like to pursue such an arrangement. We believe that sale of some of our existing inventory will provide at least the $100,000 that we need to commence operations as currently contemplated. In addition, we may derive some proceeds from the exercise of the warrant being registered in this offering. However, there can be no assurance that proceeds derived from this offering alone will be sufficient to develop the contemplated offering in a gallery or on the e-commerce and auction enabled website. If our plan goes according to schedule, we should begin to derive revenues from our interim website no later than September 2004 and should be cash flow positive by 07/01/06. Without revenues from our interim website or proceeds from the exercise of the warrant registered in this offering of at least $100,000, we will need to commence operations through other methods, such as borrowing money from our sole officer and director, James Price, and selling our art inventory through other galleries or on eBay. Mr. Price is not obligated to loan us any additional funds. We have no written agreement covering such loans and we do not know the terms under which such loans would be made, if at all. If the warrant described in this prospectus is fully exercised and we receive aggregate net proceeds of $975,000, we should not need to raise any additional money during the next 12 months. If warrants are not exercised, we will have to raise funds to complete our plan as described herein, so that the total funds we raise are equal to $975,000 for the twelve month period. At various levels of proceeds from the exercised warrants from the offering, please find a table of what we believe we may accomplish. We will not be able to commence this plan of operation with less than $100,000 in aggregate net proceeds and would have to alter the plan and possibly postpone or abandon either our planned Internet or retail gallery sales capability.

$975,000 in aggregate net proceeds               Plan as articulated        4 retail stores, Internet site, one full time

                                                                            employee

$725,000 in aggregate net proceeds               Lesser Plan                2 retail stores, Internet site, one full time

                                                                            employee, less money spent on marketing and web

                                                                            advertising

$475,000 in aggregate net proceeds               2 retail stores            2 retail stores, Internet site, one full time

                                                                            employee, less money spent on marketing, web

                                                                            advertising, leasehold improvements, art inventory

$225,000 in aggregate net proceeds               1 retail store             1 retail store, Internet site, one full time

                                                                            employee, less money spent on marketing, web

                                                                            advertising, leasehold improvements, art inventory

Upon the exercise of the warrant, there may be substantial dilution to the warrant holders. The exercise price of $1.00 is substantially higher than the pro forma, net tangible book value per share of our outstanding common stock which is -$0.0133 per share as of March 31, 2005. After giving effect to possible exercise of our warrants at a price of $1.00 per share, and after deducting the offering expenses payable, the adjusted net tangible book value attributable to our common stock would have been approximately $841,325, or $0.0765 per share. This represents an immediate increase in net tangible book value of $0.0898 per share to the holders of our existing common stock and an immediate dilution of $0.9235 per share to XCL Partners purchasing shares of stock at the offering price of $1.00 per share.

If we were to have revenue or proceeds from the exercise of the warrant of less than $100,000, we would not be able to commence operations at all, except in a very limited fashion as indicated in the paragraph below. If we have between $100,000 and $225,000 in revenues or proceeds, we will commence with the deployment of the website only and defer other expenses, including the first physical gallery until we are able to collect sufficient revenue to fund those efforts, if at all. We intend to commence operations in a limited way upon receiving any proceeds at all and will fund such portion of our limited operations as was permitted by such limited proceeds.

Presently, without the exercise of our warrants, we do not have sufficient capital to maintain, grow or continue our operations for the next 12 months. We do not have sufficient resources to build our Internet website nor to develop or complete our on-line artwork offering. Even if we were to be able to build our website using existing resources, we would be unable to finance marketing or advertising necessary to attract collectors and investors. We estimate that we require a minimum of $100,000 in cash within the next 6 months to cause our website and artwork offering to be operational and to attract and retain customers.

In the event that only a nominal amount of warrants are exercised and there are insufficient proceeds to accomplish our plan of operation as noted above, then we will seek alternative sources of funding, products, and customers, including:

o Loans from our chief executive officer or other stockholders;

o Credit from consultants, suppliers, vendors and advertisers;

Specifically, if we are unable to raise the $100,000 as indicated above, we intend to employ the following contingency plan. We intend to display our artwork on our current interim website along with the appropriate price for each work of art. We intend to advertise the website on Google and through Overture on a "pay per click" basis. Although we do not have an agreement in place with either provider, we believe that such services can be obtained for an initial investment of $500. Mr. Price also intends to conduct a no-cost direct email campaign to his acquaintances in the art field, his friends and colleagues and any professional associations or groups that he is a part of that would permit him to send such an email to their members. Mr. Price intends to distribute flyers at art auctions, trade shows and art fairs. We estimate that the cost of these flyers will be less than $1000. We believe that this combination of methods may be sufficient to drive initial traffic to the website. Once buyers view the art for sale on the website and order a painting, we will be able to use the proceeds from the sale of that painting to fund a portion of our plan milestones as detailed in the above table. We estimate that the above contingency plan will cost less than $3000. Mr. Price would have to advance the sums necessary for this contingency plan and he has indicated his willingness to do so in the absence of additional funding, but he is under no legal obligation to do so and the terms and conditions under which he would do so have not been determined.

There is a sufficient volume of artwork currently in our inventory that, if successfully sold in the above described manner, it could provide most or all of the proceeds necessary for the implementation of our plan of operation as detailed more fully in the above milestones. In the event that we are unsuccessful in selling any artwork on the interim site, we intend to list the artwork for sale on eBay. We estimate that the cost to list the artwork on eBay would be less than $1000. If the artwork sells on eBay, we would proceed in substantially the same manner as if it sold on our website and use the proceeds to fund our above-mentioned milestones. If the art does not sell on eBay, we intend to offer the art for sale in a traditional auction environment and similarly utilize the proceeds. We believe that there will be less than $2000 expense associated with listing the art for sale with a traditional auction house. We currently have no such understanding with any particular auction house nor do we have a relationship with eBay.

Product Development Plan

We intend to develop our Internet website by December 2005. In addition, our chief executive officer intends to engage in researching and developing product descriptions, advertising materials and market research on our target demographic of purchasers and on availability, pricing and geographic preferences and retail art price differentials for our product offering. Other than this market research, the development of collateral materials and advertising copy and the development of the website, we do not intend to engage in any other research and development.

Employees

We currently have one employee, our chief executive officer, James Price. We intend to hire at least one additional full-time sales and marketing employee over the next 3 to 6 months, which we estimate will cost us $50,000 to $65,000.

Description of property

We are currently hosted out of the residence of our chief executive officer in Monkton, Maryland, located at 15208 Jarrettsville Pike, Monkton, Maryland 21111 We believe that these existing facilities are adequate to meet our current, foreseeable requirements or that suitable additional or substitute space will be available on commercially reasonable terms.

Certain relationships and related party transactions

There has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest, except as listed below:

On January 31, 2003, chief executive officer James Price sold a number of individual works of art to us for a purchase price of $862,127.25. We issued a note for the amount of the purchase price, payable to Mr. Price. The note bears interest at an annual rate of 5%. The principal and interest under the note are due and payable on January 31, 2005. There is no penalty for prepayment. Mr. Price paid $862,127.25 for the art.

There are no promoters as defined in Rule 405 of Regulation C other than Mr. Price.

Mr. Price is also the sole officer and director of Wine Purveyors International, Inc., another company with a similar business model that is pursuing a similar strategy as Benacquista and is engaged in a concurrent offering under similar terms and conditions to this offering. The shareholders of both entities are identical. It is substantially certain that Mr. Price will encounter conflicts regarding opportunities available to both entities. Mr. Price will resolve conflicts between the two entities with respect to retail space, real estate guarantees, service providers, potential employees, etc. by making the best judgment he can at the time about which entity would make the most efficient use of the particular resource. There can be no assurance that he will make such determinations in an objective manner and Benacquista and its shareholders may be harmed by his judgments in these conflicts. Mr. Price is not disinterested in these conflicts. He may perceive that his own personal ownership interest in Wine Purveyors might be enhanced by a particular opportunity more than his personal interest in Benacquista, irrespective of how that opportunity might be more appropriate for Benacquista. There is no mechanism within Benacquista for check, balance or review of Mr. Price's decisions in these matters.

 Sales of our common stock

Common stock. The following table summarizes the private placement transactions in which we sold common stock to our director & executive officer, 5% stockholders and persons and entities affiliated with them.

                                                  Price per     Shares of common

Purchaser                   Dates of purchase     share         stock

------------------          ------------------    ----------    ----------------

James Price

director and

executive officer            01/18/2003           $0.001         8,969,100

Totals                                                           8,969,100

Description of insider sales

Officer and director James Price purchased 8,969,100 shares on January 18, 2003 at a per share purchase price of $0.001. Indemnification agreements

We intend to enter into indemnification agreements with our sole director and officer. Such indemnification agreements will require us to indemnify our sole director and officer to the fullest extent permitted by Nevada law. For a description of the limitation of our directors' and officers' liability and our indemnification of such sole director and officer, see "Limitation on directors' and officers' Liability and Indemnification." Conflict of interest policy.

We believe that all transactions with affiliates described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. There can be no assurance that we have adhered or will adhere to this policy as Mr. Price is our sole officer and director and there are no independent directors or third parties involved in our decision making. Mr. Price may have conflicts between Benacquista and Wine Purveyors, another company with a similar business model that is pursuing a similar strategy. Mr. Price will resolve conflicts between the two entities with respect to retail space, real estate guarantees, service providers, etc. by making the best judgment he can at the time about which entity would make the most efficient use of the particular resource. There can be no assurance that he will make such determinations in an objective manner and Benacquista and its shareholders may be harmed by his judgments in these conflicts.

Market for common equity and related stockholder matters

There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue. As of March 31, 2005, there are no options outstanding to purchase shares of our common stock and no options to purchase our common stock that are authorized and available for grant. We have 1,004,100 common shares, which we have agreed to register under the Securities Act in this offering for sale by current security holders. There are approximately 313 shareholders of record of our shares of common stock. We have also issued a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.00 to XCL Partners.  XCL Partners has distributed 450,000 of these warrants to Emerald Resource Group, Inc. and 450,000 of these warrants to Chesapeake Group IR, Inc.

No dividends have been paid on our common stock to date, and we have no plans to pay dividends on our common stock in the foreseeable future.

A total of 8,969,100 shares of common stock were issued to our sole officer and director, James Price, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, these shares can only be publicly sold, subject to volume restrictions and restrictions on the manner of sale. In addition, we currently have 26,800 shares, not covered by this prospectus, which have been held for over a year and could be sold by the respective holders of such shares at any time pursuant to Rule 144 under the Securities Act of 1933, subject to restrictions on the manner of sale.

The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result, if trading in our common stock is determined to be subject to the above rules, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

Where you can find additional information.

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

Upon effectiveness of our registration statement on Form SB-2, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance with the requirements of the Securities Exchange Act of 1934, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

You may read and copy all materials, which we file with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may also visit our interim website for further information at www.benacquistagalleries.com.

BENACQUISTA GALLERIES, INC.

(A Development Stage Enterprise)

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	1

Balance Sheets as of September 30, 2004 and 2003	2

Statements of Operations for the Year Ended September 30, 2004,
for the period from January 17, 2003 (Date of Inception) through
September 30, 2003 and for the Period from January 17, 2003
(Date of Inception) through September 30, 2004	3

Statements of Stockholders’ Deficit for the Period from
January 17, 2003 (Date of Inception) through September 30, 2003
and for the year ended September 30, 2004	4

Statements of Cash Flows for the Year Ended September 30, 2004 and
For the Period January 17, 2003 (Date of Inception) through
September 30, 2003 and for the Period from January 17, 2003
(Date of Inception) through September 30, 2004	5

Notes to Financial Statements	6

HANSEN, BARNETT & MAXWELL

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Benacquista Galleries, Inc

We have audited the accompanying balance sheets of Benacquista Galleries, Inc. (a development stage enterprise) as of September 30, 2004 and 2003, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended September 30, 2004, for the period from January 17, 2003 (Date of Inception) through September 30, 2003 and for the period from January 17, 2003 (Date of Inception) through September 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Benacquista Galleries, Inc. as of September 30, 2004 and 2003, and the results of its operations and its cash flows for the year ended September 30, 2004, for the periods January 17, 2003 (Date of Inception) through September 30, 2003 and 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s lack of operating history raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

December 9, 2004

BENACQUISTA GALLERIES,INC.
(A Development Stage Enterprise)
BALANCE SHEETS

	September 30,
	2004	2003
ASSETS
Current Assets
Cash	$ 30,302	$ 479
Inventory	826,127	862,127
Total Current Assets	856,429	862,606
Total Assets	$ 856,429	$ 862,606

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$ 713	$ 541
Accrued interest	71,843	31,738
Total Current Liabilities	72,556	32,279
Long-Term Liabilities
Note payable to related party	862,127	862,127
Total Liabilities	934,683	894,406

Stockholders' Deficit
Common stock - $0.001 par value; 50,000,000 shares authorized;
10,000,000 shares issued and outstanding, respectively	10,000	10,000
Additional paid-in capital	74,460	26,350
Deficit accumulated during the development stage	(162,714)	(68,150)
Total Stockholders' Deficit	(78,254)	(31,800)
Total Liabilities and Stockholders' Deficit	$ 856,429	$ 862,606

The accompanying notes are an integral part the of these financial statements.

BENACQUISTA GALLERIES,INC.
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS
				Cumulative
		January 17,		January 17,
		2003 (Date of		2003 (Date of
	For The	Inception)		Inception)
	Year Ended	through		through
	September 30,	September 30,		September 30,
	2004	2003		2004
Revenue	$ 30,000	$ -		$ 30,000
Cost of Goods Sold	36,000	-	-	36,000
Gross Margin	(6,000)			(6,000)
General and administrative expense	(48,458)	(36,412)		(84,870)
Interest expense	(40,106)	(31,738)		(71,844)
Net Loss	$ (94,564)	$ (68,150)		$ (162,714)

Basic and Diluted Loss per Share	$ (0.01)	$ (0.01)
Weighted Average Number of Shares Outstanding	10,000,000	9,883,721

The accompanying notes are an integral part the of these financial statements.

BENACQUISTA GALLERIES,INC.
(A Development Stage Enterprise)
STATEMENTS OF STOCKHOLERS' DEFICIT

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Balance - January 17, 2003 (date
of inception)	-	$ -	$ -	$ -	$ -

Shares Issued for cash
January 2003 $0.001 per share	10,000,000	10,000	-	-	10,000
Capital contributions by majority
shareholder	-	-	26,350	-	26,350
Net loss	-	-	-	(68,150)	(68,150)
Balance - September 30, 2003	10,000,000	10,000	26,350	(68,150)	(31,800)

Capital contributions by majority
shareholder	-	-	48,110	-	48,110
Net loss	-	-	-	(94,564)	(94,564)
Balance - December 31, 2003	10,000,000	$ 10,000	$ 74,460	$ (162,714)	$ (78,254)

The accompanying notes are an integral part the of these financial statements.

BENACQUISTA GALLERIES, INC.
(A Development Stage Enterprise)
STATEMENTS OF CASHFLOWS
			Cumulative
		January 17,	January 17,
		2003 (Date of	2003 (Date of
		Inception)	Inception)
		through	through
	September 30,	September 30,	September 30,
	2004	2003	2004
Cash Flows From Operating Activities
Net loss	$ (94,564)	$ (68,150)	$ (162,714)
Changes in operating assets and liabilities:
Inventory	36,000		36,000
Accounts payable	172	541	713
Accrued interest	40,105	31,738	71,843
Net Cash Provided by Operating Activities	(18,287)	(35,871)	(54,158)

Cash Flows From Investing Activities	-	-	-
Cash Flows From Financing Activities
Capital contributions from majority shareholder	48,110	26,350	74,460
Sale of common stock		10,000	10,000
Net Cash Used in Financing Activities	48,110	36,350	84,460

Net Change in Cash	29,823	479	30,302
Cash at Beginning of Year	479	-	-
Cash at End of Year	$ 30,302	$ 479	$ 30,302

Non Cash Financing Activities
Acquisition of inventory by issuance of note payable
to related party	$ -	$ 862,127	$ 862,127

The accompanying notes are an integral part the of these financial statements.

BENACQUISTA GALLERIES, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004

NOTE 1 – NATURE OF BUSINESS

Organization and Nature of Operations — On January 17, 2003, Benacquista Galleries, Inc. (“the Company”) was organized under the laws of the State of Nevada.  The Company is considered a development stage enterprise and is in the process of raising capital to fund operations. As such, the Company has since inception spent most of its efforts in developing its business plan, constructing core materials for eventual sale to customers and in raising capital to fund its operations. The Company has relied upon cash flows from equity issuances to sustain operations. The planned operations of the Company consist of selling art work through the internet.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Condition — The Company is a new company with no operating history. It has not yet been able to execute its business plan. This situation raises substantial doubt about its ability to continue as a going concern. The Company plans to fund its operations with revenues from the sale of art inventory on its interim website www.benacquistagalleries.com. However, it may also use proceeds from the exercise of a warrant to purchase up to 1,000,000 common shares which could generate up to $1,000,000. There is no guarantee that the warrant will be exercised. In the event that the Company does not generate these funds, the Company’s president has indicated that he will loan sufficient funds to cover operating needs for the next twelve months. However, there is no guarantee that these loans will be made.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments — The carrying amounts reported in the accompanying financial statements for current assets approximate fair values because of the immediate or short-term maturities of these financial instruments.

Income Taxes — The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered or settled.  Deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

Cash – Cash consists of a deposit with a bank.

Inventory —  Inventory is stated at the lower of cost or market.

BENACQUISTA GALLERIES, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004

Net Income Per Share-Basic and Diluted — Basic income (loss) per common share is computed on the basis of the weighted-average number of common shares outstanding during the period. Diluted income per share is computed on the basis of the weighted-average number of common shares and all potentially issuable common shares outstanding during the year. As of September 30, 2004 and September 30, 2003, there was an outstanding warrant to purchase up to 1,000,000 common shares that was not included in the computation of diluted net loss per share as the effect would be anti-dilutive.

NOTE 3 – INVENTORY

Value — Inventories are stated at the lower of cost or market.  When there is evidence that the inventory value is less than the original cost, the inventory is reduced to market value. The Company determines market value from periodic professional appraisals.  Appraisals are performed annually or more often as deemed appropriate.  On September 23, 2003, Ronald L. Brion appraised most of the works of art and provided an estimated current market value of $875,450.  Two pieces not included in the appraisal were previously appraised for $18,500 making the total art inventory fair value $893,950.

Composition— Inventory is composed of 41 pieces of art consisting of oil-on-canvas, lithograph and pastel paintings, bronze and ceramic sculptures and other miscellaneous items.

NOTE 4 – STOCKHOLDERS’ EQUITY AND WARRANTS

Common Stock — In January 2003, the Company issued 10,000,000 shares of common stock to various individuals, including officers of the Company, for cash proceeds of $10,000 or $0.001 per share.

Additional Paid-in Capital — The majority shareholder made cash contributions totaling $48,110 and $26,350 for the year ended September 30, 2004 and the period January 17, 2003 (date of inception) through September 30, 2003.

Warrant — In January 2003, the Company issued a warrant to purchase up to 1,000,000 shares of common stock to an unaffiliated company. The following summarizes the outstanding warrant at September 30, 2003 and September 30, 2004:

Weighted-Average

Weighted-Average

Exercise

Remaining

      Fixed Warrants

Warrants

Price

Contractual Life

Outstanding at January 17, 2003

—

$

—

—

Issuances

1,000,000

1.00

Outstanding at September 30, 2003

1,000,000

$

1.00

2.34 years

Issuances

—

—

Outstanding at March  31, 2005

1,000,000

$

1.00

.83 years

BENACQUISTA GALLERIES, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004

NOTE 5 – RELATED PARTY TRANSACTIONS

In January 2003, the major shareholder sold certain pieces of his works of art to the Company for $862,127 represented by an unsecured note payable. The note bears interest at 5% per annum and is due in full on January 31, 2005 with no periodic payments required. The purchase price represents the shareholder’s original cost in the art which was originally acquired for cash.

NOTE 6 – INCOME TAXES

The Company has paid no federal or state income taxes since its incorporation. As of September 30, 2004 and September 30, 2003, the Company had net operating loss carry forwards for federal income tax reporting purposes of $162,714 and $68,150 which, if unused, will begin to expire in 2023. The net deferred tax asset consists of the following at September 30, 2004 and September 30, 2003:

	September 30,	September 30,
	2004	2003

Deferred tax asset – operating loss carryforwards	$ 55,323	$ 23,171
Valuation allowance	(55,323)	(23,171)

Total Deferred Income Tax Asset	$ —	$ —

The following is a reconciliation of the income tax computed using the federal statutory rate to the provision for income taxes:

Tax at federal statutory rate (34%)	$ (32,152)	$ (23,171)
Change in valuation allowance	32,152	23,171

Provision for Income Taxes	$ —	$ —

BENACQUISTA GALLERIES, INC .

(A Development Stage Enterprise)

TABLE OF CONTENTS

Page

Unaudited Condensed Balance Sheets as of March 31, 2005 and
September 30, 2004	2

Unaudited Condensed Statements of Operations for the Three and Six Months
Ended March 31, 2005 and 2004, and for the Period from January 17, 2003
(Date of Inception) through Ma rch 31, 2005	3

Unaudited Condensed Statements of Cash Flows for Six Months
Ended March 31, 2005 and 2004 and for the Period from January
17, 2003 (Date of Inception) through March 31, 2005	4

Notes to Unaudited Financial Statements	5

BENACQUISTA GALLERIES INC.
(A Development Stage Enterprise)
CONDENSED BALANCE SHEET
(UNAUDITED)

	March 31,	September 30,
	2005	2004
	(unaudited)
ASSETS
Current Assets
Cash	$ -	$ 30,302
Inventory	826,127	826,127
Total Current Assets	826,127	856,429
Total Assets	826,127	856,429

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Bank Overdraft	3,778	-
Accounts payable	-	713
Accrued interest	93,397	71,843
Payable to related party	500	-
Note payable to related party	862,127	862,127
Total Liabilities	959,802	934,683

Stockholders' Deficit
Common stock - $0.001 par value; 50,000,000 shares authorized;
10,000,000 shares issued and outstanding, respectively	10,000	10,000
Additional paid-in capital	74,460	74,460
Deficit accumulated during the development stage	(218,135)	(162,714)
Total Stockholders' Deficit	(133,675)	(78,254)
Total Liabilities and Stockholders' Deficit	$ 826,127	$ 856,429

The accompanying notes are an integral part of these financial statements.

BENACQUISTA GALLERIES INC.

(A Development Stage Enterprise)

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

					Cumulative
					January 17,
					2003 (Date of
					Inception)
					through
	For the Three Months Ended		For the Six Months Ended March 31,		March 31,
	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004	2005
Revenue	$ -	$ -	$ -	$ -	$ 30,000
Cost of Goods Sold	-	-	-	-	36,000
Gross Margin	-	-	-	-	(6,000)
General and administrative expense	24,074	24,311	33,867	34,104	118,737
Interest expense	10,777	10,777	21,554	21,553	93,398
Net Loss	34,851	35,088	55,421	55,657	218,135

Basic and Diluted Loss per Share	$ 0.003	$ 0.004	$ 0.006	$ 0.006
Weighted Average Number
of Shares Outstanding	10,000,000	10,000,000	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

BENACQUISTA GALLERIES INC.
(A Development Stage Enterprise)
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

			Cumulative
			January 17,
			2003 (Date of
	For The Six	For The Six	Inception)
	Months Ended	Months Ended	through
	March 31, 2005	March 31, 2004	March 31, 2005
Cash Flows From Operating Activities
Net loss	$ (55,421)	$ (55,657)	$ (218,135)
Changes in operating assets and liabilities:
Inventory	-	-	36,000
Accounts payable	(713)	5,870	-
Payable to related party	500	-	-
Accrued interest	21,554	21,552	93,397
Net Cash Used by Operating Activities	(34,080)	(28,235)	(88,738)

Cash Flows From Financing Activities
Bank Over draft	3,778	-	-
Capital contributions from majority shareholder	-	28,235	74,460
Sale of common stock	-	-	10,000
Net Cash Provided in Financing Activities	3,778	28,235	84,460

Net Change in Cash	(30,302)	-	-
Cash at Beginning of Period	30,302	479	-
Cash at End of Period	$ -	$ 479	$ -

Supplemental Dislosure of Non Cash Investing
and Financing Activities
Acquisition of inventory by issuance of note payable
To related party	$ -	$ -	$ 862,127

The accompanying notes are an integral part of these financial statements.

BENACQUISTA GALLERIES, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2005

NOTE 1 – NATURE OF BUSINESS

Organization and Nature of Operations — On January 17, 2003, Benacquista Galleries, Inc. (“the Company”) was organized under the laws of the State of Nevada.  The Company is considered a development stage enterprise and is in the process of raising capital to fund operations. As such, the Company has since inception spent most of its efforts in developing its business plan, acquiring inventory, and in raising capital to fund its operations. The Company has relied upon cash flows from equity issuances and capital contributions from its major shareholder to sustain operations. The planned operations of the Company consist of selling art work through the internet. The Company has limited revenues to date. The Company’s fiscal year end is September 30.

Interim Financial Information – The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission.  Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments and reclassifications considered necessary for a fair and comparable presentation have been included and are of a normal recurring nature.  Operating results for the six-month period ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending September 30, 2005.  The accompanying financial statements should be read in conjunction with the Company’s annual financial statements as of September 30, 2004.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Condition — The Company is a new company with no operating history. It has not yet been able to execute its business plan. This situation raises substantial doubt about its ability to continue as a going concern. The Company plans to fund its operations with revenues from the sale of art inventory on its interim website.  The Company’s president has indicated that he will loan sufficient funds to cover operating needs for the next twelve months. However, there is no guarantee that these loans will be made.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

BENACQUISTA GALLERIES, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2005

Net Income Per Share-Basic and Diluted — Basic income (loss) per common share is computed on the basis of the weighted-average number of common shares outstanding during the period. Diluted income per share is computed on the basis of the weighted-average number of common shares and all potentially issuable common shares outstanding during the year. As of December 31, 2004 and September 30, 2004, there was an outstanding warrant to purchase up to 1,000,000 common shares that is not included in the computation of diluted net loss per share as the effect would be anti-dilutive.

NOTE 3 – INVENTORY

Value — Inventories are stated at the lower of cost or market.  When there is evidence that the inventory value is less than the original cost, the inventory is reduced to market value. The Company determines market value from periodic professional appraisals.  Appraisals are performed annually or more often as deemed appropriate.  On September 23, 2003, Ronald L. Brion appraised most of the works of art and provided an estimated current market value of $915,450.  Two pieces not included in the appraisal were

BENACQUISTA GALLERIES, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2005

previously appraised for $18,500 and two pieces were sold valuing $40,000 making the total art inventory fair value $893,950.

Composition — Inventory is composed of 41 pieces of art consisting of oil-on-canvas, lithograph and pastel paintings, bronze and ceramic sculptures and other miscellaneous items.

NOTE 4 – STOCKHOLDERS’ EQUITY AND WARRANTS

Common Stock — In January 2003, the Company issued 10,000,000 shares of common stock to various individuals, including officers of the Company, for cash proceeds of $10,000 or $0.001 per share.

Additional Paid-in Capital — The majority shareholder made no cash contributions for the six months ended March 31, 2005 and 74,460 the period January 17, 2003 (date of inception) through September 30, 2004.

Warrant — In January 2003, the Company issued a warrant to purchase up to 1,000,000 shares of common stock to an unaffiliated company. The following summarizes the outstanding warrant at December 31, 2004 and March 31, 2005:

Weighted-Average

Weighted-Average

Exercise

Remaining

      Fixed Warrants

Warrants

Price

Contractual Life

Outstanding at January 17, 2003

—

$

—

—

Issuances

1,000,000

1.00

Outstanding at September 30, 2003

1,000,000

$

1.00

2.34 years

Issuances

—

—

Outstanding at March  31, 2005

1,000,000

$

1.00

.83 years

BENACQUISTA GALLERIES, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2005

NOTE 5 – RELATED PARTY TRANSACTIONS

In January 2003, the major shareholder sold certain of his works of art to the Company for $862,127 represented by an unsecured note payable. The note bears interest at 5% per annum and is due in full June 30, 2005 with no periodic payments required. The purchase price represents the shareholder’s original cost in the art which was originally acquired for cash.

During the quarter ended March 31, 2005, the major shareholder advanced the Company $500. This advance is expected to be repaid in the near future.

Dealer prospectus delivery obligation

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to delivery a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

BENACQUISTA GALLERIES, INC.

Benacquista Galleries, Inc.

Registration statement on form SB-2

Part II

Information not required in prospectus

Indemnification of directors and officers

Article V of our bylaws provides for the indemnification of officers, directors and third parties acting on behalf of us if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

We intend to enter into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liability that may arise by reason of their status or service as directors and officers, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.

Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates.

SEC registration fee............................................... $        200

Printing and engraving costs.......................................        1,000

Legal fees and expenses............................................       15,000

Accounting fees and expenses.......................................        5,000

Blue sky fees and expenses.........................................        2,000

Transfer agent and registrar fees..................................        1,000

Miscellaneous expenses.............................................          800

Total..............................................................      $25,000

The selling stockholders will not pay any of the registration expenses. Our sole officer and director, Mr. James Price, has agreed to pay the $25,000 estimated registration expenses. He may later request reimbursement when, in his judgment, the Company has sufficient resources to reimburse him.

Recent sales of unregistered securities

Between January 17, 2003 and January 31, 2003, the registrant sold 10,000,000 shares of common stock. There was no public offering of the shares. The duration of the offering period was January 17, 2003 to January 31, 2003 at a price per share of par value of $0.001 per share, for total offering proceeds to the company of $10,000. These issuances are exempt from registration under the Securities Act in accordance with Section 4(2) of the Act. These shares were issued to our chief executive officer and sole director and to acquaintances, associates and friends of our chief executive officer and sole director. A total of 313 offers concerning the securities were made during the period of the offering. There was no general solicitation, public announcement, advertisement or general offering of the securities. All of the offers were made to acquaintances and business associates of the officer and director of the company. These 313 offers resulted in sales of 10,000,000 shares to 313 shareholders of record. Of the 313 sales that took place, 63 sales were made to unaccredited, non-affiliate investors. Mr. Price made his determination of sophistication of the 63 unaccredited investors through his personal knowledge of the investment history and level of financial education and/or business acumen of these personal acquaintances. In the same fashion, Mr. Price also made his determination of sophistication that the remaining 250 investors were accredited, affiliate investors.

Mr. Price has known Timothy J. Rieu for the past fifteen years as a co-worker and friend. Mr. Rieu and Mr. Price worked together as stock brokers in the early 1980's and have maintained a close friendship since that time. Mr. Price is neighbors with David Pieffer, whom he has known for more than eight years. Mr. Price has known David Grimm for more than six years. Mr. Grimm was a co-worker of Mr. Price's at Columbia Financial Group of Lutherville, MD.

The remaining investors who purchased their shares for $0.001 per share for a total purchase price of $0.10 are either former co-workers, present co-workers, close friends, social acquaintances, or former clients of Mr. Price whom he contacted with respect to this offering either in person, over the telephone, via email or via the mail.

Each individual investor, whether accredited, unaccredited, affiliated or unaffiliated was provided with the following information:

o the information required to be furnished in Part I of Form SB-2 under the Securities Act;

o the information required by Item 310 of Regulation S-B;

o the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information furnished in connection with the offering; and

o written disclosure regarding the limitations and restrictions on resale of the securities.

                                                   Price               Shares of

                                                   per                 common

Purchaser                  Dates of purchase       share               stock

James Price

director and

executive officer          01/17/03                $0.001             8,969,100

Timothy J. Rieu            01/17/03                $0.001               400,000

David Pieffer              01/17/03                $0.001               400,000

David Grimm                01/17/03                $0.001               200,000

Friends and

acquaintances of

James Price who as

a group own                01/17/03                $0.001                30,900

XCL Partners (1)           01/31/03                $1.00              1,000,000

(1) Common Stock Purchase Warrant for 1,000,000 Shares of Common Stock of Benacquista Galleries, Inc. This warrant is excerciseable at $1.00 per share. XCL partners received the warrants in exchange for conducting due diligence of Benacquista on a discretionary basis and for considering Benacquista as a possible future investment. Although the warrants have no current value, XCL Partners may perform due diligence in the future. However, they are under no legal obligation to do so. If they do perform due diligence, the estimated value of this service would be worth $1,000.  XCL Partners has distributed 450,000 of these warrants to Emerald Resource Group, Inc. and 450,000 of these warrants to Chesapeake Group IR, Inc.

The company has relied on Section 4(2) of the Securities Act of 1933 for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering. All of these securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission, Washington D.C. 20549. All of these securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the purchasers have been granted access to the complete books, financial records, contracts, and other business documents of Benacquista Galleries. Each has also had the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for Benacquista Galleries. In addition, each was granted physical access to Benacquista Galleries facilities for inspection. Transactions by the registrant involving the sales of these securities set forth above were issued under the "private placement" exemptions under the Securities Act of 1933 as transactions by an issuer not involving any public offering. The registrant has made its own independent determination, based on its own investigation as to whether each person is:

o a sophisticated investor capable of assessing the risks inherent in a private offering;

o able to bear the economic risk of his investment; and

o aware that the securities were not registered under the Securities Act of 1933 and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom.

The transfer agent and registrar of the registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an applicable exemption is determined.

For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Related party transactions" in the form of prospectus included herein.

Exhibits

Number description

3.1(a)  Articles of incorporation of the registrant

3.2(a)  Bylaws of the registrant.

4.1(a)  Specimen common stock certificate.

4.2(b)  Warrant agreement between the registrant and XCL Partners dated

        January 31, 2003.

5.1     Opinion of Jonathan Ram Dariyanani, Esq.

10.1(c) Note agreement between the registrant and James Price, dated January 31, 2003.

10.2(c) Lease Guarantee Agreement between registrant and James Price, dated April 22, 2004.

10.3(c) Website Funding Agreement between registrant and James price, dated May 5, 2004

23.1    Consent of Hansen, Barnett & Maxwell, Certified Public Accountants

23.2    Consent of Jonathan Ram Dariyanani, Esq.  (included in Exhibit 5.1).

23.3    Consent of Galerie Brion Fine Art

99.1(c) Appraisal Report from Galerie Brion Fine Art

(a) Filed previously with the commission in registrant's Filing on Form SB-2 on March 31, 2003.

(b) Filed previously with the commission in registrant's Filing on Form SB-2 on July 3, 2003.

(c) Filed previously with the commission in registrant's Filing on Form SB-2 on May 10, 2004.

Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our sole director and controlling person under the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one or more of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by one or more of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act or otherwise and will be governed by the final adjudication of such issue.

We hereby undertake:

(1) to file during any period in which we offer or sell securities, a post-effective amendment to this registration statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; and (c) to include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Monkton, State of Maryland on May 20, 2005.

Benacquista Galleries, Inc.

By: /s/ James Price

James Price, chief executive officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ James Price

   James Price, chief executive officer

   May 20, 2005

   /s/ James Price

   James Price, principal financial officer

    May 20, 2005

   /s/ James Price

   James Price, principal accounting officer

    May 20, 2005

   /s/ James Price

   James Price, director

    May 20, 2005

EXHIBIT INDEX

Number description

Exhibits

Number description

3.1(a)  Articles of incorporation of the registrant

3.2(a)  Bylaws of the registrant.

4.1(a)  Specimen common stock certificate.

4.2(b)  Warrant agreement between the registrant and XCL Partners dated

        January 31, 2003.

5.1     Opinion of Jonathan Ram Dariyanani, Esq.

10.1(c) Note agreement between the registrant and James Price, dated January 31, 2003.

10.2(c) Lease Guarantee Agreement between registrant and James Price, dated April 22, 2004.

10.3(c) Website Funding Agreement between registrant and James price, dated May 5, 2004

23.1    Consent of Hansen, Barnett & Maxwell, Certified Public Accountants

23.2    Consent of Jonathan Ram Dariyanani, Esq.  (included in Exhibit 5.1).

23.3    Consent of Galerie Brion Fine Art

99.1(c) Appraisal Report from Galerie Brion Fine Art

(a) Filed previously with the commission in registrant's Filing on Form SB-2 on March 31, 2003.

(b) Filed previously with the commission in registrant's Filing on Form SB-2 on July 3, 2003.

(c) Filed previously with the commission in registrant's Filing on Form SB-2 on May 10, 2004.

Exhibit 5.1

Opinion of Jonathan Ram Dariyanani, Esq.

[Jonathan Ram Dariyanani, Attorney At Law Letterhead]

May 20, 2005

Benacquista Galleries, Inc.

15208 Jarrettsville Pike

Monkton, Maryland 21111

Ladies and Gentlemen:

We have acted as counsel to Benacquista Galleries, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of 1,004,100 shares of the Company's common stock, $.001 par value per share which were previously issued by the Company (the "Resale Shares") and up to 1,000,000 shares of the Company's common stock, $0.001 par value per share, issuable upon the exercise of common stock purchase warrants (the "Warrant Shares"). Together the Resale Shares and Warrant Shares shall be known as the "Shares." This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the 1933 Act in connection with the Registration Statement on Form SB-2, Registration Number333-104132, including all pre-effective and post-effective amendments thereto (the "Registration Statement") for the resale of the Common Stock, filed with the Securities and Exchange (the "Commission") under the 1933 Act.

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Nevada, including the statutory provisions, the rules and regulations underlying those provisions, including judicial and regulatory determinations and all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing, it is our opinion that the Warrant Shares have been duly authorized, and, upon issuance, delivery and payment there for in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable. It is our opinion that the Resale Shares have been duly authorized, validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Interest of Named Experts and Counsel" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Jonathan Ram Dariyanani, Esq. Jonathan Ram Dariyanani

Exhibit 23.1

Consent of Hansen, Barnett & Maxwell, Certified Public Accountants

HANSEN, BARNETT & MAXWELL (801) 532-2200

A Professional Corporation Fax (801) 532-7944 CERTIFIED PUBLIC ACCOUNTANTS 5 Triad Center, Suite 750 Salt Lake City, Utah 84180 www.hbmcpas.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

Benacquista Galleries, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated  December 9, 2004, with respect to the September 30, 2004 financial statements of Benacquista Galleries, Inc. in the Registration Statement on Form SB-2A, and consent to the use of our name in the "Experts" section of this Registration Statement.

HANSEN, BARNETT & MAXWELL

May 20, 2005

Exhibit 23.2

Consent of Jonathan Ram Dariyanani, Esq.

(Included in Exhibit 5.1)

Exhibit 23.3

Consent of Galerie Brion Fine Art

[Letterhead for Galerie Brion Fine Art]

CONSENT OF INDEPENDENT ART APPRAISER

April 17, 2005

Sent via facsimile to: 410-825-1195

To the Board of Directors

Benacquista Galleries, Inc.

We hereby consent to the use of our attached correspondence letter dated September 23, 2003 with respect to the artwork owned by Benacquista Galleries, Inc., which is included in the Registration Statement Form SB-2/A, and further consent to the use of our name within this Registration Statement.

/s/ Ronald Brion Ronald L. Brion, President GALERIE BRION FINE ART

Delrey Beach, Florida